As filed with the Securities and Exchange Commission on August 3, 2018	on Registration No. 333-218013

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 6

FORM S-1/A

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

SKYWOLF WIND TURBINE CORP.

(Exact name of registrant as specified in its charter)

New York	3511	80-0631209
State or other jurisdiction	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization	Classification Code Number)	Identification Number)

156 Court Street

Geneseo, NY 14454

(585) 447-9135

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Gerald Brock

156 Court Street

Geneseo, NY 14454

(585) 447-9135

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

with copies to

Lee W. Cassidy, Esq.

Jarvis Lagman, Esq.

Cassidy & Associates

9454 Wilshire Boulevard

Suite 612

Beverly Hills, California 90212

Tel: (949) 673-4510, Fax: (949) 673-4525

Approximate Date of Commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)	Amount to be Registered (2)	Proposed Maximum Offering Price Per Share (3)		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee (4)
Common stock, par value $.001 per share	1,500,000 Shares	$	[ ]	$	[ ]	$	[ ]

(1)	This Registration Statement covers a direct public offering by the Company of up to 1,500,000 shares of our common stock.

(2)	This Registration Statement includes an indeterminate number of additional shares of common stock issuable for no additional consideration pursuant to any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration, which results in an increase in the number of outstanding shares of our common stock. In the event of a stock split, stock dividend or similar transaction involving our common stock, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”).

(3)	Estimated in accordance with Rule 457(a) of the Securities Act solely for the purposes of calculating the registration fee based upon a bona fide estimate of the maximum offering price.

(4)	Previously paid by electronic transfer.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold (except pursuant to a transaction exempt from the registration requirements of the Securities Act) until this registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated August 3, 2018

EXPLANATORY NOTE

This Registration Statement contains a prospectus regarding our offering of an aggregate of 1,500,000 shares in a direct public offering (the “Direct Public Offering Prospectus”). Should all shares being offered by the Company hereunder be sold, the Company would receive an aggregate of $[   ], comprised of 1,500,000 newly issued shares, at an offering price of $[   ] per share.

SKYWOLF WIND TURBINE CORP.

PRELIMINARY PROSPECTUS

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

We are offering for sale up to 1,500,000 shares of our common stock (the “Shares”) with an offering price of $[ ] per Share (the “Offering”). This Offering shall be conducted by the Company in a direct offering. Should all Shares being offered by the Company hereunder be sold, the Company would receive an aggregate of $[ ] at an offering price of $[ ] per Share. There is no minimum number of Shares that must be sold by us for the Offering to proceed, and we will retain the proceeds from the sale of any of the offered Shares. The Offering is being conducted on a self-underwritten, best efforts basis, which means our officers and directors will attempt to sell the Shares. This Prospectus will permit our officers and directors to sell the Shares directly to the public, with no commission or other remuneration payable to them for any Shares they may sell. The Offering will terminate twenty-four (24) months from the date that the registration statement relating to the Shares is declared effective, unless earlier fully subscribed or terminated by the Company. In offering the securities on our behalf, our Officers and Directors will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange of 1934.

SkyWolf Wind Turbine Corp. is an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act, and currently has limited operations. Any investment in the securities offered herein involves a high degree of risk. You should only purchase securities if you can afford a loss of your investment. Our independent registered public accountant has issued an audit opinion for SkyWolf Wind Turbine Corp. dated April 20, 2018 which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

The offering price for the Shares has been arbitrarily determined by the Company and does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company. The Shares will become tradable on the effective date of the registration statement of which this prospectus is a part. No prior public market has existed for the Company’s securities and the Company cannot assure any investor that a market will develop subsequent to this offering. An investor must be fully aware of the long-term nature of an investment in the Company. The Company intends to apply for quotation of its common stock on the OTC Bulletin Board as soon as possible, which may be while this offering is still in process. To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing (currently, the Company does not have an arrangement with any such market maker to qualify the Company’s securities for quotation on the OTC Bulletin Board). Moreover, the Company does not know if it will be successful in such application for quotation on the OTC bulletin board, how long such application will take, or, that if successful, that a market for the common stock will ever develop or continue on the OTC Bulletin Board.

If for any reason the common stock is not listed on the OTC Bulletin Board or a public trading market does not otherwise develop, investors in the offering may have difficulty selling their common stock should they desire to do so, which shall have a negative impact on the liquidity of their shares. If the Company is not successful in its application for quotation on the OTC Bulletin Board, it will apply to have its securities quoted by the Pink OTC Markets, Inc., real-time quotation service for over-the-counter equities.

This prospectus covers the primary direct public offering by the Company of 1,500,000 shares of common stock.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ THIS ENTIRE PROSPECTUS, INCLUDING THE SECTION ENTITLED “RISK FACTORS” BEGINNING ON PAGE 9 HEREOF BEFORE BUYING ANY SHARES OF SKYWOLF WIND TURBINE CORP.’S COMMON STOCK.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

SkyWolf Wind Turbine Corp.

156 Court Street, Geneseo, NY 14454

(585) 447-9135

Prospectus dated August 3, 2018

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You should rely only on the information contained or incorporated by reference to this prospectus in deciding whether to purchase our common stock.  We have not authorized anyone to provide you with information different from that contained or incorporated by reference to this prospectus. Under no circumstances should the delivery to you of this prospectus or any sale made pursuant to this prospectus create any implication that the information contained in this prospectus is correct as of any time after the date of this prospectus. To the extent that any facts or events arising after the date of this prospectus, individually or in the aggregate, represent a fundamental change in the information presented in this prospectus, this prospectus will be updated to the extent required by law.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this Prospectus. This summary does not contain all the information that you should consider before investing in the common stock of SkyWolf Wind Turbine Corp. (referred to herein as the “Company,” “we,” “our,” and “us”). You should carefully read the entire Prospectus, including “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the accompanying financial statements and notes before making an investment decision.

Corporate History and General Information about the Company

SkyWolf Wind Turbine Corp. (the “Company” or “SkyWolf”) was incorporated under the laws of the State of New York on August 3, 2010 and was formerly known as Brock Renewable Energy Research & Development Corporation. The Company is the designer, manufacturer, and supplier of a patented Solar Hybrid Diffused Augmented Wind Turbine aka “The Hybrid,” which uses wind and solar energy sources combined in one unit. The Company currently has six full-time employees/consultants along with several independent sales representatives. The manufacturing facility and administrative offices are located in a single 5,000 sq. ft. building where products are developed, manufactured, marketed and sold along with feasibility studies which are conducted to determine optimum site location. The Company has not filed for bankruptcy, receivership or any similar proceedings nor is in the process of filing for bankruptcy, receivership or any similar proceedings.

The Company is located at 156 Court Street, Geneseo, New York 14454. The Company’s main phone number is (585) 447-9135. The Company’s fiscal year end is December 31. The Company has not filed for bankruptcy, receivership or any similar proceedings nor is in the process of filing for bankruptcy, receivership or any similar proceedings.

Summary of the Business and Operations

Company Introduction

SkyWolf sells its patented Solar Hybrid Wind Turbine System (HDAWT), which is designed to extract energy from both wind and sun simultaneously or individually depending on which energy source is available. In addition, the HDAWT only requires local building permits for installation. We believe that this technology would be useful to homeowners, farmers, municipalities, colleges, mini-grids, prisons, airports, commercial properties and in undeveloped countries, since wind and sun energy are bountiful resources available world-wide.

The Solar Hybrid Diffused Augmented Wind Turbine on Site

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Business Summary

We believe that SkyWolf has made a major technological breakthrough with its patented Diffused Augmented Wind Turbine design (DAWT). By reducing static pressure behind its rotor blades, we believe that our DAWT is capable of producing energy output at relatively low wind speeds and with a relatively smaller footprint. Adding Solar to the DAWT resulted in another patent for a Solar Hybrid Diffused Augmented Wind Turbine (HDAWT or “Hybrid”), which we believe gives SkyWolf a distinct advantage in the renewable energy market by harnessing wind and solar energy simultaneously. Each Hybrid unit comes with a complete integrated system that captures, converts, and monitors wind and solar energy production which can be grid-tied or connected into a battery based system (off-grid). We believe that the distinct properties of the Hybrid gives consumers an alternative to larger and less efficient wind turbines and/or over-sized solar arrays. We believe that the added benefit of solar panels incorporated into our hybrid design allows the generation of power over a broader range of conditions than if only wind or solar energy was harnessed exclusively. The Company has already secured sales in New York State, in both the agricultural and residential markets, and is in negotiations to sell its Hybrids to customers located in Colombia, South America, South Africa, Peru, Mexico and Europe. We believe that SkyWolf’s design addresses the pitfalls and limitations of conventional wind turbines. Specifically, we believe that consumers with extremely rural or difficult sites or a varied mix of Solar/Wind energy access will greatly benefit from our Hybrid design.

Risks and Uncertainties facing the Company

In order to fully implement our sales and market strategy, additional sales and personnel are required. Further, if these sales materialize, additional engineering and production support will be required. A large order may require SkyWolf to further expand its operation and require a larger building. We have sold only three units to date and we may not be able to scale our business to address our targeted markets.

We also intend to obtain a CE marking for use in the European marketplace. CE marking is mandated for sale of certain goods and products in this region as part of the European Union’s harmonizing directives. Most new products placed on the European market must be CE marked. This includes products which are "new" to Europe, that are secondhand products from outside Europe and which are put into service or placed on the market in Europe for the first time, and existing products which are so substantially modified as to be considered "new.” We may not be able to acquire a CE marking for our products and, as a result, may not be able to sell our Hybrids in European markets.

We also intend to obtain certification from the Small Wind Certification Council (SWCC). SWCC Certification enables consumer comparison of the wide variety of wind turbine products on the market. Funding agencies and utilities will gain greater confidence that distributed wind turbines installed with public assistance have been tested for safety, function, performance and durability and meet requirements of consensus standards. Certification can help prevent unethical marketing and false claims, thereby ensuring consumer protection and industry credibility. While the failure to obtain SWCC Certification would not prohibit the Company from accessing its targeted markets, the lack of such certification may have an adverse effect on our business.

As an early-stage company with a limited operating history, the Company has experienced losses since its inception. That is, the Company needs to create a source of revenue or locate additional financing in order to continue its developmental plans. As a development stage company, management of the Company has limited experience in building and selling projects similar to that planned by the Company and in marketing and distributing such projects on a broad scale.

One of the biggest challenges facing the Company is the ability to increase its sales revenue and raise adequate capital to develop and execute project opportunities. Due to financial constraints, the Company has to date conducted limited operations. If the Company were unable to develop strong and reliable sources of funding for project opportunities, it is unlikely that the Company could develop its operations to return revenue sufficient to further develop its business plan. Moreover, the above assumes that the Company’s efforts are met with customer satisfaction in the marketplace and exhibit steady adoption of its solutions amongst the potential base of customers, neither of which are currently known or guaranteed.

Due to these and other factors, the Company’s need for additional capital, we have concluded that substantial doubt exists regarding the Company’s ability to continue as a going concern and our independent auditor has issued a report emphasizing this matter.

Trading Market

Currently, there is no trading market for the securities of the Company. No prior public market has existed for the Company’s securities and the Company cannot assure any investor that a market will develop subsequent to this offering. An investor must be fully aware of the long-term nature of an investment in the Company. The Company intends to apply for quotation of its common stock on the OTC Bulletin Board as soon as possible, which may be while this offering is still in process. To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing (currently, the Company does not have an arrangement with any such market maker to qualify the Company’s securities for quotation on the OTC Bulletin Board). Moreover, the Company does not know if it will be successful in such application for quotation on the OTC bulletin board, how long such application will take, or, that if successful, that a market for the common stock will ever develop or continue on the OTC Bulletin Board.

There can be no assurance that the Company will qualify for quotation of its securities on the OTC Bulletin Board. If for any reason the common stock is not listed on the OTC Bulletin Board or a public trading market does not otherwise develop, investors in the offering may have difficulty selling their common stock should they desire to do so, which shall have a negative impact on the liquidity of their shares. If the Company is not successful in its application for quotation on the OTC Bulletin Board, it will apply to have its securities quoted by the Pink OTC Markets, Inc., real-time quotation service for over-the-counter equities.  See “RISK FACTORS” and “DESCRIPTION OF SECURITIES”.

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SUMMARY OF THIS OFFERING

The Issuer	SkyWolf Wind Turbine Corp.

Securities being offered	Up to 1,500,000 shares of Common Stock is being offered for sale by the Company, this collectively represents approximately 1.9% of the currently issued and outstanding shares of the Company's Common Stock. Our Common Stock is described in further detail in the section of this prospectus titled “DESCRIPTION OF SECURITIES.”

Per Share Price	$[ ]

Duration of Offering	The Shares are offered for a period not to exceed 24 months, unless extended by our Board of Directors.

Number of shares Outstanding before the Offering	There are 77,638,333 shares of Common Stock issued and outstanding.

Net Proceeds to the Company

The Company is offering a maximum of 1,500,000 shares of Common Stock at an offering price of $[ ] per Share for net proceeds to the Company of $[ ]. The full subscription price will be payable at the time of subscription and accordingly, funds received from subscribers in this Offering will be released to the Company when subscriptions are received and accepted.

No assurance can be given that the net proceeds from the total number of shares offered hereby or any lesser net amount will be sufficient to accomplish our goals. If proceeds from this offering are insufficient, we may be required to seek additional capital. No assurance can be given that we will be able to obtain such additional capital, or even if available, that such additional capital will be available on terms acceptable to us.

Use of Proceeds	We will use the proceeds to obtain both certification by the Small Wind Certification Council (SWCC), and European CE marking. Proceeds will also be used to add additional staff required to grow the company including positions in sales, marketing and administration. Proceeds will also be used for working capital and to fund Research and Development to create new applications such as a hydro unit.

Risk factors	An investment in our Common Stock involves a high degree of risk. You should carefully consider the risk factors set forth under “Risk Factors” section hereunder and the other information contained in this prospectus before making an investment decision regarding our Common Stock.

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RISK FACTORS

You should carefully consider the risks described below together with all of the other information included in this Prospectus before making an investment decision with regard to our securities. The statements contained in or incorporated into this Prospectus that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

RISKS RELATED TO THE OFFERING

As there is no minimum for our offering, if only a few persons purchase shares they could lose their investment.

Since there is no minimum with respect to the number of securities to be sold directly by the Company in this Offering, if only a few securities are sold, we may not have enough capital to sustain our business. In such an event, it is highly likely that any investment would be lost. As such, proceeds from this Offering may not be sufficient to meet the objectives we state in this Prospectus, other corporate milestones that we may set, or to avoid a “going concern” modification in future reports of our auditors as to uncertainty with respect to our ability to continue as a going concern. If we fail to raise sufficient capital, we would expect to have to significantly decrease operating expenses, which will curtail the growth of our business.

Investing in the Company is a highly speculative investment and could result in the loss of your entire investment.

A purchase of the offered securities is significantly speculative and involves significant risks. The offered securities should not be purchased by any person who cannot afford the loss of his or her entire purchase price. The business objectives of the Company are also speculative, and we may be unable to satisfy those objectives. The stockholders of the Company may be unable to realize a substantial return on their purchase of the offered securities, or any return whatsoever, and may lose their entire investment in the Company. For this reason, each prospective purchaser of the offered securities should read this prospectus and all of its exhibits carefully and consult with their attorney, business advisor and/or investment advisor.

The offering price of the offered securities has been arbitrarily determined by the Company and such offering should not be used by an investor as an indicator of the fair market value of the offered securities.

Currently there is no public market for the Company’s common stock. The offering price for the offered securities has been arbitrarily determined by the Company and does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company. Thus an investor should be aware that the offering price does not reflect the fair market price of the offered securities.

If less than 50% of the offered securities are sold, the majority of the proceeds may be used for salaries.

If less than 50% of the offered securities are sold, the majority of the proceeds may be used for salaries, including salaries to be paid to the management of the Company as well as salaries to be paid in connection with hiring new personnel to expand the Company’s marketing and distribution operations.

RISKS ASSOCIATED WITH OUR COMPANY’S BUSINESS

The Company has limited revenues to date.

The Company has generated limited revenues to date. Most of management’s time, and the Company’s limited resources have been spent on R&D, and developing its business strategy. Most of the activity has been centered in the following areas; researching potential opportunities, contacting prospective partners, exploring marketing contacts, establishing operations, preparing a business plan, selecting professional advisors and consultants, and seeking capital for the Company.

The Company has limited operating history of its own, and as such, any prospective investor can only assess the Company’s profitability or performance on a limited basis to date.

Because the Company is an early-stage company with limited operating history, it is impossible for an investor to assess the performance of the Company or to determine whether the Company will meet its projected business plan. The Company has limited financial results upon which an investor may judge its potential. As a company that only recently emerged from the development-stage, the Company may in the future still experience under-capitalization, shortages, setbacks and many of the problems, delays and expenses encountered by any early stage business. An investor will be required to make an investment decision based solely on the Company management’s history and its projected operations in light of the risks, expenses and uncertainties that may be encountered by engaging in the Company’s industry.

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The Company has a correspondingly small financial and accounting organization. Being a public company may strain the Company's resources, divert management’s attention and affect its ability to attract and retain qualified officers and directors.

The Company is an early-stage company with no developed finance and accounting organization and the rigorous demands of being a public company require a structured and developed finance and accounting group. Once it becomes a public reporting company, the Company will become subject to the reporting requirements of the Securities Exchange Act of 1934. However, the requirements of these laws and the rules and regulations promulgated thereunder entail significant accounting, legal and financial compliance costs which may be prohibitive to the Company as it develops its business plan, services and scope. These costs have made, and will continue to make, some activities more difficult, time consuming or costly and may place significant strain on its personnel, systems and resources.

The Securities Exchange Act requires, among other things, that companies maintain effective disclosure controls and procedures and internal control over financial reporting. In order to maintain the requisite disclosure controls and procedures and internal control over financial reporting, significant resources and management oversight are required. As a result, management’s attention may be diverted from other business concerns, which could have a material adverse effect on the development of the Company's business, financial condition and results of operations.

These rules and regulations may also make it difficult and expensive for the Company to obtain director and officer liability insurance. If the Company is unable to obtain adequate director and officer insurance, its ability to recruit and retain qualified officers and directors, especially those directors who may be deemed independent, will be significantly curtailed.

The Company expects to incur additional expenses and may ultimately never be profitable.

The Company has only recently emerged from its status as a development-stage company, and it has limited operations to date. The Company will need to continue to generate revenue to achieve and maintain profitability. To become profitable, the Company must successfully develop and operate its product sales and marketing business. These processes involve many factors that are beyond the Company’s control, including the type of competition that the Company may encounter. Ultimately, in spite of the Company’s best or reasonable efforts, the Company may never actually generate revenues sufficient to cover operating expenses or become profitable.

The Company may not be able to continue as a going concern.

The ability of the Company to continue as a going concern is dependent on the Company’s ability to fund future operations through additional financing from investors and/or lenders or through the sale of its securities or through development of its operations. Due to these and other factors, there is substantial doubt of the Company’s ability to continue as a going concern.

The Company’s independent auditors have issued a report emphasizing that substantial doubt of the Company’s ability to continue as a going concern exists.

In their audited financial report, the Company’s independent auditors have added an explanatory paragraph that unless the Company is able to generate sufficient cash flows from operations and/or obtain additional financing, there is a substantial doubt as to its ability to continue as a going concern. The Company anticipates that it would need substantial capital over the next 12 months to continue as a going concern to expand its operations in accordance with its current business plan.

No assurance of market acceptance.

Even if the Company successfully markets, sells and distributes technology products, there can be no assurance that the market reception will be positive for the Company or its ventures.

The widespread adoption and use of the Company’s wind turbine products will represent fundamental change in the energy industry. As with any new technology, there is a substantial risk that potential customers may not accept the potential benefits of the Company’s products. Market acceptance of the Company’s products will depend, in large part, upon the ability of the Company to demonstrate the performance advantages and cost-effectiveness of its products over competing products. There can be no assurance that the Company will be able to market its technology successfully on a widespread basis or that any of the Company’s current or future products or services will be accepted in the marketplace. Furthermore, the Company intends to develop products and systems and sell them at a price assumed by the Company sufficient to generate a profit. Even if the Company’s products and services are accepted in the industry, the market for its products may not be able to support the Company’s pricing structure.

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Reliance on third party agreements and relationships is necessary for development of the Company's business.

The Company will need strong third party relationships and partnerships in order to develop and grow its business. The Company will be substantially dependent on these strategic partners and third party relationships to commercialize its business.

The proposed operations of the Company are speculative.

The success of the proposed business plan of the Company will depend to a great extent on the operations, financial condition and management of the Company. Although the Company has a business plan and intends to execute its overall business strategy, limited operations have been conducted to date and the proposed operations of the Company remain speculative.

Executive officers, directors and 5% shareholders of the Company will retain voting control after the offering, which will allow them to exert substantial influence over major corporate decisions.

The Company anticipates that its executive officers and directors (together with 5% shareholders) will, in the aggregate, beneficially own enough of its issued and outstanding capital stock following the completion of this offering, assuming the sale of all Shares hereby offered, to exert voting control. Accordingly, the present shareholders, by virtue of their percentage share ownership and certain procedures established by the certificate of incorporation and by-laws of the Company for the election of its directors, may effectively control the board of directors and the policies of the Company. As a result, these stockholders will retain substantial control over matters requiring approval by the Company’s stockholders, such as (without limitation) the election of directors and approval of significant corporate transactions. This concentration of ownership may also have the effect of delaying or preventing a change in control, which in turn could have a material adverse effect on the market price of the Company’s common stock or prevent stockholders from realizing a premium over the market price for their Shares.

The Company depends on its management team and employees to operate its business effectively.

The Company's future success is dependent in large part upon its ability to understand and develop the business plan and to attract and retain highly skilled management, operational and executive personnel. In particular, due to the relatively early stage of the Company's business, its future success is highly dependent on its officers, to provide the necessary experience and background to execute the Company's business plan. The loss of any officer’s services could impede, particularly initially as the Company builds a record and reputation, its ability to develop its objectives, particularly in its ability to develop, commercialize and further its business and products.

The Company’s business also depends on its ability to attract and retain talented product marketing and sales professionals in the United States and in overseas territories. Any loss of key members of the team and the customer relationship associated with the member can impact the business significantly.

Government regulation could negatively impact the business.

The Company’s business segments may be subject to various government regulations in the jurisdictions in which they operate. Due to the potential wide scope of the Company’s operations, the Company could be subject to regulation by various political and regulatory entities, including various local and municipal agencies and government sub-divisions. The Company may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. The Company’s operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to its business or industry.

The Company intends to obtain a CE marking for use in the European marketplace. CE marking is mandated for sale of certain goods and products in this region as part of the European Union’s harmonizing directives. Most new products placed on the European market must be CE marked. This includes products which are "new" to Europe, that is secondhand products from outside Europe and which are put into service or placed on the market in Europe for the first time, and existing products which are so substantially modified as to be considered "new.” We may not be able to acquire a CE marking for our products and, as a result, may not be able to sell our products in European markets.

The Company also intends to obtain certification from the Small Wind Certification Council (SWCC). SWCC Certification enables consumer comparison of the wide variety of wind turbine products on the market. Funding agencies and utilities will gain greater confidence that distributed wind turbines installed with public assistance have been tested for safety, function, performance and durability and meet requirements of consensus standards. Certification can help prevent unethical marketing and false claims, thereby ensuring consumer protection and industry credibility. While the failure to obtain SWCC Certification would not prohibit the Company from accessing its targeted markets, the lack of such certification may have an adverse effect on our business.

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The Company's election not to opt out of JOBS Act extended accounting transition period may not make its financial statements easily comparable to other companies.

Pursuant to the JOBS Act of 2012, as an emerging growth company the Company can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard for the private company. This may make comparison of the Company's financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

The recently enacted JOBS Act will also allow the Company to postpone the date by which it must comply with certain laws and regulations intended to protect investors and to reduce the amount of information provided in reports filed with the SEC.

The recently enacted JOBS Act is intended to reduce the regulatory burden on “emerging growth companies. The Company meets the definition of an emerging growth company and so long as it qualifies as an “emerging growth company,” it will, among other things:

-be exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that its independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting;

 -be exempt from the “say on pay” provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the “say on golden parachute” provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of the Dodd-Frank Act and certain disclosure requirements of the Dodd- Frank Act relating to compensation of its chief executive officer;

-be permitted to omit the detailed compensation discussion and analysis from proxy statements and reports filed under the Securities Exchange Act of 1934 and instead provide a reduced level of disclosure concerning executive compensation; and

-be exempt from any rules that may be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor’s report on the financial statements.

Although the Company is still evaluating the JOBS Act, it currently intends to take advantage of some or all of the reduced regulatory and reporting requirements that will be available to it so long as it qualifies as an “emerging growth company”. The Company has elected not to opt out of the extension of time to comply with new or revised financial accounting standards available under Section 102(b) of the JOBS Act. Among other things, this means that the Company's independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of the Company's internal control over financial reporting so long as it qualifies as an emerging growth company, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as it qualifies as an emerging growth company, the Company may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers that would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate the Company. As a result, investor confidence in the Company and the market price of its common stock may be adversely affected.

The Company may face significant competition from companies that serve its industries.

The Company’s business is highly competitive with respect to price, quality, assortment and presentation, and customer service. This competitive market creates the risk of adverse impact to the Company’s revenues due to the potential need to reduce prices, and thus reduce margins, in order to stay competitive. If the Company fails to timely and effectively respond to competitive pressures and changes in the markets, it could adversely affect the Company’s financial performance.

Furthermore, the Company competes with firms who may have greater financial, distribution, marketing and other resources than the Company and may be able to secure better arrangements with suppliers and employees and more successfully attract and retain customers. The Company may be vulnerable to the marketing power and degree of consumer recognition of these larger competitors. The Company is susceptible to the risk that its competitors could effectively venture into the Company’s areas of expertise, in which case, the Company may not be able to compete successfully, and competitive pressures may adversely affect its business, results of operations and financial condition.

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Pricing pressures may be significant in the Company’s industry.

Because the market that the Company intends to target is competitive and large in volume, customers routinely ask for lower pricing to make their products more competitive. This phenomenon can put pricing pressure on the Company’s products and reduce profit margin over time.

The Company is subject to the potential factors of market and customer changes.

The business of the Company is susceptible to rapidly changing preferences of the marketplace and its customers. The needs of customers are subject to constant change. Although the Company intends to carry out its plan of developing and selling products and solutions to satisfy changing customer demands in the marketplace, there can be no assurance that funds for such expenditures will be available or that the Company's competition will not develop similar or superior capabilities or that the Company will be successful in its internal efforts.

The future success of the Company will depend in part on its ability to respond effectively to rapidly changing trends, industry standards and customer requirements.

The development of new technology is a significant risk. Even though the Company plans to invest in marketing and sales of leading technology products and services, new technology may come to market that makes the Company’s products obsolete and less attractive to customers.

General economic factors may adversely affect the Company’s financial performance.

Economic conditions beyond the Company’s control, such as increased unemployment levels, inflation, increases in fuel, other energy costs and interest rates, lack of available credit, erosion in consumer confidence and other factors affecting disposable consumer income may adversely affect the Company’s business. Many of those factors, as well as commodity rates, transportation costs, costs of labor, insurance and healthcare, foreign exchange rate fluctuations, lease costs, changes in other laws and regulations and other economic factors, also affect the Company’s cost of goods sold as well as its general and administrative expenses, which may adversely affect sales or profitability.

The Company does not maintain certain insurance, including errors and omissions and indemnification insurance.

The Company has limited capital and, therefore, does not currently have a policy of insurance against liabilities arising out of the negligence of its officers and directors and/or deficiencies in any of its business operations. Even assuming that the Company obtained insurance, there is no assurance that such insurance coverage would be adequate to satisfy any potential claims made against the Company, its officers and directors, or its business operations. Any such liability which might arise could be substantial and may exceed the assets of the Company. The certificate of incorporation and by-laws of the Company provide for indemnification of officers and directors to the fullest extent permitted under applicable law. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons, it is the opinion of the Securities and Exchange Commission that such indemnification is against public policy, as expressed in the Act, and is therefore, unenforceable.

Intellectual property and/or trade secret protection may be inadequate.

The Company has applied for and received some intellectual property or trade secret protection in certain aspects of its business. There can be no assurance that the current protection is adequate or that the Company can obtain effective protection against unauthorized duplication or the introduction of substantially similar solutions and services.

The technology and products that the Company plans to market may be accused of infringing patents that the Company, its supplier and technology partner may not be aware of initially. Patents owners may take action to block the sale of such products, which can impact sales of the Company.

High technology industries, such as the energy industry in which the Company operates, are characterized by the existence of both an increasing number of patents and frequent litigation based on allegations of patent infringement. From time to time, third parties may assert exclusive patent, copyright and other intellectual property rights to technologies that are important to the Company. While there currently are no outstanding infringement claims pending by or against the Company, there can be no assurance that third parties will not assert infringement claims against the Company in the future, that assertions by such parties will not result in costly litigation, or that the Company would prevail in any such litigation or be able to license any valid and infringed patents or copyrights from third parties on commercially reasonable terms. Any infringement claim or other litigation against or by the Company could have a material adverse effect on the Company.

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To date, the Company has relied on a combination of patent protection and trade secret methods of protecting its proprietary information. There can be no assurance that those strategies will afford protection to that information, and there can be no assurance that the patents for which it has applied, if issued, would provide the Company with meaningful protection from competition. Furthermore, there can be no assurance that the Company’s products will not be found to infringe on any patent or other right held by others. In the event that any such products or services are found to so infringe, the Company could be required to seek a license with respect to such patented technology, if such a license is available, or incur substantial costs to redesign the infringing products or services. The occurrence of any of the foregoing events would likely have a material adverse effect on the Company.

The Company may not be able to attract new customers or fuel its growth.

The Company hopes to grow its business by increasing sales and developing new products. There can be no assurance, however, that the Company will be able to successfully implement any of its growth strategies. To successfully achieve growth, the Company must continually evaluate the adequacy of its existing systems and find new uses for its unique turbine. There can be no assurance that the Company will adequately anticipate all of the changing demands that growth, should it occur, will impose on the Company’s systems, procedures, and structure. Any failure to adequately anticipate and respond to such changing demands is likely to have a material adverse effect on the Company.

If the Company is unable to develop and introduce new products and improvements, the Company may be unable to compete in the marketplace.

The market for the Company’s wind turbine products is characterized by evolving industry requirements. Accordingly, the Company’s future performance depends on a number of factors, including its ability to identify emerging technological trends in its target markets, to develop and maintain competitive products, to enhance its products by adding innovative features that differentiate the Company’s products from those of its competitors, and to manufacture and bring products to market quickly at cost-effective prices. There can be no assurance, however, that the Company will successfully complete the development of any products, that such products will achieve market acceptance that such products will receive regulatory approvals where required, that any required regulatory approvals will be received in a timely manner, or that such products can be produced at competitive prices, or at all. In the event that its products are not timely developed, do not gain market acceptance or cannot be manufactured at competitive prices, the Company’s business could be materially adversely affected.

Investors in the offering will experience immediate dilution of the value of their shares.

Purchasers of the Shares will experience immediate dilution in the value of their Shares. Dilution represents the difference between the price per share paid by investors and the net tangible book value per share immediately after completion of the Offering. Net tangible book value per share is the net tangible assets of the Company (total assets less total liabilities less intangible assets), divided by the number of shares of common stock outstanding. Thus if at some other time, shares had been sold by the Company at a price less than the $[   ] paid by purchasers of the Shares or had been issued by the Company for services or as other non-cash consideration, then the value of such investor Shares immediately after purchase would be less than the purchase price. The Company has issued shares prior to the date of this prospectus at a price less than $[   ].

RISKS ASSOCIATED WITH OUR COMMON STOCK

The Company’s stock price may be volatile.

The market price of the Company’s common stock is likely to be highly volatile and could fluctuate widely in price in response to various potential factors, many of which will be beyond the Company’s control, including the following:

•	Competition;
•	Additions or departures of key personnel;
•	The Company’s ability to execute its business plan;
•	Operating results that fall below expectations;
•	SWCC Certification per AWEA 9.1 standard
•	Loss of any strategic relationship;
•	Industry developments;
•	Economic and other external factors; and
•	Period-to-period fluctuations in the Company’s financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of the Company’s common stock.

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We do not expect to pay dividends in the foreseeable future.

We do not intend to declare dividends for the foreseeable future, as we anticipate that we will reinvest any future earnings in the development and growth of our business. Therefore, investors will not receive any funds unless they sell their common stock, and stockholders may be unable to sell their shares on favorable terms or at all. We cannot assure you of a positive return on investment or that you will not lose the entire amount of your investment in our common stock.

We may in the future issue additional shares of our common stock which would reduce investors’ ownership interests in the Company and which may dilute our share value.

Our Articles of Incorporation and amendments thereto authorize the issuance of 110,000,000 shares of common stock, par value $0.001 per share. The future issuance of all or part of our remaining authorized common stock may result in substantial dilution in the percentage of our common stock held by our then existing stockholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

An active trading market for our common stock may never develop or be sustained.

We cannot assure you that an active trading market for our Common Stock will develop in the future or, if developed, that any market will be sustained. Accordingly, you may be required to hold your Shares indefinitely or to sell them at a price that does not meet your expectations, if at all.

The Company’s stock may be considered a penny stock and any investment in the Company’s stock will be considered a high-risk investment and subject to restrictions on marketability.

If the Shares commence trading, the trading price of the Company's common stock may be below $5.00 per share. If the price of the common stock is below such level, trading in its common stock would be subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, as amended. These rules require additional disclosure by broker-dealers in connection with any trades generally involving any non-NASDAQ equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Such rules require the delivery, before any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith, and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally institutions). For these types of transactions, the broker-dealer must determine the suitability of the penny stock for the purchaser and receive the purchaser’s written consent to the transactions before sale. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in the Company’s common stock which could impact the liquidity of the Company’s common stock.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

The Financial Industry Regulatory Authority (“FINRA”) has adopted rules that relate to the application of the SEC’s penny stock rules in trading our securities and require that a broker/dealer have reasonable grounds for believing that the investment is suitable for that customer, prior to recommending the investment. Prior to recommending speculative, low priced securities to their non-institutional customers, broker/dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information.

Under interpretations of these rules, FINRA believes that there is a high probability that speculative, low priced securities will not be suitable for at least some customers. FINRA’s requirements make it more difficult for broker/dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker/dealers may be willing to make a market in our common stock, reducing a shareholder’s ability to resell shares of our common stock.

There has been no prior public market for the Company’s securities and the lack of such a market may make resale of the stock difficult.

No prior public market has existed for the Company’s securities and the Company cannot assure any investor that a market will develop subsequent to this offering. An investor must be fully aware of the long-term nature of an investment in the Company. The Company intends to apply for quotation of its common stock on the OTC Bulletin Board as soon as possible, which may be while this offering is still in process. To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing (currently, the Company does not have an arrangement with any such market maker to qualify the Company’s securities for quotation on the OTC Bulletin Board). Moreover, the Company does not know if it will be successful in such application for quotation on the OTC bulletin board, how long such application will take, or, that if successful, that a market for the common stock will ever develop or continue on the OTC Bulletin Board. If for any reason the common stock is not listed on the OTC Bulletin Board or a public trading market does not otherwise develop, investors in the offering may have difficulty selling their common stock should they desire to do so. If the Company is not successful in its application for quotation on the OTC Bulletin Board, it will apply to have its securities quoted by the Pink OTC Markets, Inc., real-time quotation service for over-the-counter equities.

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Shares of common stock in the Company are subject to resale restrictions imposed by Rule 144 of the Securities and Exchange Commission.

The shares of common stock held by current shareholders are “restricted securities” subject to the limitations of Rule 144 under the Securities Act. In general, securities can be sold pursuant to Rule 144 after being fully-paid and held for more than 6 months. Unregistered shares of the Company’s common stock held by current shareholders are subject to Rule 144 resale restrictions; provided, however, investors participating in the Offering are not subject to such resale limitations.

FORWARD-LOOKING STATEMENTS

This prospectus contains, in addition to historical information, certain information, assumptions and discussions that may constitute forward-looking statements. Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially than those projected or anticipated. Actual results could differ materially from those projected in the forward-looking statements. Although the Company believes its assumptions underlying the forward-looking statements are reasonable, the Company cannot assure an investor that the forward-looking statements set out in this prospectus will prove to be accurate. The Company’s businesses can be affected by, without limitation, such things as natural disasters, economic trends, international strife or upheavals, consumer demand patterns, labor relations, existing and new competition, consolidation, and growth patterns within the industries in which the Company competes and any deterioration in the economy may individually or in combination impact future results.

DETERMINATION OF OFFERING PRICE

There is no public market for the Company’s common stock and the price at which the Shares are being offered has been arbitrarily determined by the Company. This price does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company but represents solely the arbitrary opinion of management of the Company.

USE OF PROCEEDS

Our offering is being made in a direct public offering. SkyWolf Wind Turbine Corp. expects to disburse the proceeds from this offering in the priority set forth below within the first 12 months after successful completion of this offering.

Not taking into account any possible additional funding or revenues, SkyWolf Wind Turbine Corp. intends to use the proceeds from this offering as follows. The following chart indicates the amount of funds that we will allocate to each item, but does not indicate the total fee/cost of each item.  The amount of proceeds we allocate to each item is dependent upon the amount of proceeds we receive from this offering:

Application of Proceeds	100% of Shares Sold			50% of Shares Sold			25% of Shares Sold
	$ Amount		% of Total	$ Amount		% of Total	$ Amount		% of Total

Use of Proceeds

General and Administrative
Administrative & Personnel (Salaries, Wages & Benefits)			17%			32%			60%
Project Engineer			3%			5%			10%
Professional Service: Accounting & Consulting			2%			3%			7%
Legal			3%			3%			3%
Computer/Server/Software			1%			2%			0%
Miscellaneous working capital			7%			9%			7%
Research and Development
5.0 kW Model			3%			3%			0%
Hydro Model			3%			3%			0%
Sales and Marketing
Advertising			2%			2%			0%
Market Managers			4%			8%			8%
Media/Marketing/PR/Inside Sales			3%			5%			5%
Marketing Commercialization Expansion to attend tradeshows and conferences			2%			3%			0%
Marketing material			1%			2%			0%
SWCC Certification			7%			13%			0%
UL Certification			2%			3%			0%
CE Marking (Europe)			1%			3%			0%
Travel			1%			0%			0%
Website			1%			0%			0%
Demo units			3%			0%			0%
Plant
Equipment Investment			3%			0%			0%
Expansion			20%			0%			0%
Rent & leasing expenses			1%			0%			0%
Production personnel			6%			0%			0%
Field Service			2%			0%			0%
Inventory			2%			1%			0%
Total Use of Proceeds	$	[ ]		$	[ ]		$	[ ]

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We believe that our current cash and cash equivalents, anticipated cash flow from operations and the proceeds from the sale of the maximum amount of shares being offered hereunder will only be sufficient to meet our anticipated cash needs for the next 18-24 months. Our management has determined that the maximum amount of funds received from this offering would be sufficient to cover our intended plan of operations contemplated hereby. The Company will use any proceeds received to file reports with the Securities and Exchange Commission, as well as to proceed with the Company’s intended business. Upon completion of the Offering, the anticipated activities of our executive officers in furtherance of our plan of operations include, but are not limited to, hiring additional personnel to expand the marketing and distribution of the Company’s products, identifying potential new customers, managing relationships with existing customers and strategic partners and developing new strategies to promote sales of the Company’s products.

However, there can be no assurance that the Company will raise any funds through its direct participation offering. As with any form of financing, there are uncertainties concerning the availability of such funds and the likelihood that such funds will be available to the Company on terms acceptable to us.

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

SkyWolf Wind Turbine Corp. has issued and outstanding as of the date of this prospectus 77,638,333 shares of Common Stock. The Company is registering an additional 1,500,000 shares of its Common Stock for sale at the price of $[   ] per share. There is no arrangement to address the possible effect of the Offering on the price of the stock.

In connection with the Company’s selling efforts in the Offering, our officers and directors will not register as broker-dealers pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. None of our officers or directors are subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Our officers and directors will not be compensated in connection with their participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Gerald Brock, our Chief Executive Officer, is not now and has not been within the past 12 months, a broker or dealer, and has not been within the past 12 months an associated person of a broker or dealer. At the end of the Offering, Mr. Brock will continue to perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mr. Brock will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those states only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which the Company has complied. In addition, and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

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Offering Period and Expiration Date

This Offering will start on the date of this prospectus and continue for a period of up to 24 months, unless extended by our Board of Directors.

Procedures for Subscribing

If you decide to subscribe for any securities in this Offering, you must:

1.	Execute and deliver a subscription agreement; and

2.	Deliver a check, certified funds or cash by wire transfer of immediately available funds directly to the Company for acceptance or rejection (or to any such applicable broker-dealer or underwriter that may be engaged by the Company in connection with the offering in the future).

The subscription agreement requires you to disclose your name, address, social security number, telephone number, number of shares you are purchasing, and the price you are paying for your shares.

All checks for subscriptions must be made payable to SkyWolf Wind Turbine Corp.

Acceptance of Subscriptions

Upon the Company’s acceptance of a Subscription Agreement and receipt of full payment, the Company shall countersign the Subscription Agreement and issue a stock certificate along with a copy of the Subscription Agreement.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

Penny Stock Regulation

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, that:

•	Contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
•	Contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;
•	Contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the bid and ask price;
•	Contains a toll-free telephone number for inquiries on disciplinary actions;
•	Defines significant terms in the disclosure document or in the conduct of trading penny stocks; and,
•	Contains such other information and is in such form (including language, type, size, and format) as the SEC shall require by rule or regulation.

The broker-dealer also must provide the customer with the following, prior to proceeding with any transaction in a penny stock:

•	Bid and offer quotations for the penny stock;
•	Details of the compensation of the broker-dealer and its salesperson in the transaction;
•	The number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and,
•	Monthly account statements showing the market value of each penny stock held in the customer’s account.

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In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, and a signed and dated copy of a written suitability statement.

These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

DILUTION

Net tangible book value per share represents the amount of the Company’s tangible assets less total liabilities, divided by the 77,638,333 shares of Common Stock outstanding as of the date of this registration statement. Net tangible book value dilution per share represents the difference between the amount per share paid by purchasers of the Shares in this Offering assuming the offering price of $[   ] per share of Common Stock and the pro forma net tangible book value per share of Common Stock immediately after completion of the offering.

After giving effect to the sale of the 1,500,000 shares offered by the Company hereunder, at an Offering Price of $[   ] per share the pro forma net tangible book value of the Company as of the date of this registration statement, would have been $[ ] per share, representing an immediate increase in tangible book value of $[   ] per share to existing shareholders and an immediate dilution of $[   ] per share to purchasers of the Shares.

The following table illustrates the foregoing information with respect to new investors on a per share basis:

	1,500,000 Shares (100%)		750,000 Shares (50%)	375,000 Shares (25%)	150,000 Shares (10%)
Offering price per share	$	[ ]	[ ]	[ ]	[ ]
Net tangible book value per share before Offering	$
Increase per share attributable to new investors	$
Pro forma net tangible book value per share after Offering	$
Dilution per share to new investors	$

DESCRIPTION OF PROPERTY

Our principal executive office is located at 156 Court Street, Geneseo, NY 14454.  We currently rent this space for approximately $1,500 per month on a month to month basis.  Currently, this space is sufficient to meet our needs, however, once we expand our business to a significant degree, we will have to find a larger space. We do not foresee any significant difficulties in obtaining any required additional space.   We do not currently own any real property.

DESCRIPTION OF SECURITIES

Capitalization

The Company is authorized to issue 110,000,000 shares of common stock, par value $0.001, of which 77,638,333 shares are outstanding as of the date of the registration statement, of which this prospectus is a part.

The following statements relating to the capital stock set forth the material terms of the securities of the Company. Reference is also made to the more detailed provisions of the certificate of incorporation and the by-laws, copies of which are filed as exhibits to this registration statement.

Common Stock

The Company is registering up to 1,500,000 shares of common stock, for sale to the public by the Company at a price of $[   ] per share.

The holders of the Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Holders of Common Stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of the Company, holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities.

The holders of Common Stock do not have preemptive rights, or the right to participate in future offerings of capital stock of the Company. As such, the holders of Common Stock are subject to dilution in connection with future offerings.

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As of the date of this prospectus, there are 77,638,333 shares of common stock outstanding held by 638 shareholders. The shares of common stock held by current shareholders are considered “restricted securities” subject to the limitations of Rule 144 under the Securities Act. In general, securities may be sold pursuant to Rule 144 after being fully-paid and held for more than 12 months; provided, however, that the holding period of restricted securities will vary depending upon our status as a reporting company. While affiliates of the Company are subject to certain limits in the amount of restricted securities they can sell under Rule 144, there are no such limitations on sales by persons who are not affiliates of the Company. In the event non-affiliated holders elect to sell such shares in the public market, there is likely to be a negative effect on the market price of the Company's securities. As of the date of this prospectus, there are approximately 71,934,500 shares of common stock that could be resold pursuant to Rule 144.

Admission to Quotation on the OTC Bulletin Board

If the Company meets the qualifications, it intends to apply for quotation of its securities on the OTC Bulletin Board. The OTC Bulletin Board differs from national and regional stock exchanges in that it (1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers and (2) securities admitted to quotation are offered by one or more broker-dealers rather than the "specialist" common to stock exchanges. To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. In addition, the Company must make available adequate current public information as required by applicable rules and regulations.

In certain cases the Company may elect to have its securities initially quoted in the Pink Sheets published by Pink OTC Markets Inc. In general there is greater liquidity for traded securities on the OTC Bulletin Board, and less through quotation on the Pink Sheets. It is not possible to predict where, if at all, the securities of the Company will be traded following the effectiveness of this registration statement.

Transfer Agent

It is anticipated that the Company will act as its own transfer agent.

Penny Stock Regulation

Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on national securities exchanges or listed on the Nasdaq Stock Market, provided that current price and volume information with respect to transactions in such securities are provided by the exchange or system. The penny stock rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Because of these penny stock rules, broker-dealers may be restricted in their ability to sell the Company’s common stock. The foregoing required penny stock restrictions will not apply to the Company’s common stock if such stock reaches and maintains a market price of $5.00 per share or greater.

Dividends

The Company has not paid any dividends to date. The Company intends to employ all available funds for the growth and development of its business, and accordingly, does not intend to declare or pay any dividends in the foreseeable future.

INFORMATION WITH RESPECT TO REGISTRANT

THE FOLLOWING DISCUSSION AND ANALYSIS SHOULD BE READ TOGETHER WITH THE FINANCIAL STATEMENTS OF SKYWOLF WIND TURBINE CORP. AND THE NOTES TO FINANCIAL STATEMENTS INCLUDED ELSEWHERE IN THIS REGISTRATION STATEMENT ON FORM S-1. THIS DISCUSSION SUMMARIZES THE SIGNIFICANT FACTORS AFFECTING OUR OPERATING RESULTS, FINANCIAL CONDITIONS AND LIQUIDITY AND CASH-FLOW SINCE INCEPTION.

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DESCRIPTION OF OUR BUSINESS

Company Introduction

SkyWolf sells a patented Solar Hybrid Wind Turbine System which is designed to extract energy from both wind and sun simultaneously, or individually depending on which energy source is available. In addition, installation typically requires what we believe to be a relatively small footprint and only local building permits. We believe that our Hybrid’s technology will be useful for homeowners, farmers, municipalities, colleges, mini-grids, prisons, airports, commercial properties and undeveloped countries that require low cost sources of energy.

The Solar Hybrid Diffused Augmented Wind Turbine on Site

Corporate History and General Information about the Company

SkyWolf Wind Turbine Corp. (the “Company”) located at 156 Court Street, Geneseo, New York 14454, was incorporated under the laws of the State of New York on August 3, 2010 and was formerly known as Brock Renewable Energy Research & Development Corporation. The Company is the designer, manufacturer, and supplier of a patented Solar Hybrid Diffused Augmented Wind Turbine aka “The Hybrid”, which uses wind and solar energy sources combined in one unit. The Company has not filed for bankruptcy, receivership or any similar proceedings nor is in the process of filing for bankruptcy, receivership or any similar proceedings. The Company currently has six full-time employees/consultants along with several independent sales representatives. The manufacturing facility and administrative offices are located in a single 5,000 sq. ft. building where products are developed, manufactured, marketed and sold along with feasibility studies which are used to determine optimum site location.

Business and Market Summary

SkyWolf is the designer, manufacturer, and supplier of a patented Solar Hybrid Diffused Augmented Wind Turbine aka “The Hybrid”, which uses wind and solar energy sources combined in one unit, which we believe gives SkyWolf a distinct advantage in the renewable energy market by harnessing wind and solar energy simultaneously. Each Hybrid unit comes with a complete integrated system that captures, converts, and monitors wind and solar energy production which can be grid-tied or connected into a battery based system (off-grid). We believe that the distinct properties of the Hybrid gives consumers an alternative to larger and less efficient wind turbines and/or over-sized solar arrays. We believe that the added benefit of solar panels incorporated into our hybrid design allows the generation of power over a broader range of conditions than if only wind or only solar energy was harnessed exclusively. The Company has already secured sales in New York State, in both the agricultural and residential markets, and is in negotiations to sell its Hybrids to customers located in Colombia, South America, South Africa, Peru, Mexico and Europe. We believe that SkyWolf’s design addresses the pitfalls and limitations of conventional wind turbines. Specifically, we believe that consumers with extremely rural or difficult sites or a varied mix of Solar/Wind energy access will greatly benefit from our Hybrid design.

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We believe that SkyWolf’s Hybrid improves upon the small to medium sized wind turbine of its competitors for the reasons listed below:

•	SkyWolf’s Hybrid is only 32’ tall as compared to the 100’ height that is typical of its competitors’ turbines.

o	No FAA permit required for SkyWolf’s Hybrid, installation typically requires only a normal building permit.

o	SkyWolf only requires a 100 ft2 footprint, instead of 43,560 ft2 (1.00 Acre) footprint required for conventional wind turbines.

•	SkyWolf’s Hybrid’s fan blades are enclosed in a shroud which is designed to:

o	Substantially reduce noise.

o	Reduce sun flutter from large rotating blades.

o	Reduce the possibility of ice flying off fan blades and causing injury.

o	Reduce incidences of bird deaths.

•	We believe that SkyWolf’s Hybrid would increase efficiency relative to conventional wind turbines because:

o	It is designed to expand the operational wind speed range from 6 - 31 mph to 5 - 60 mph.

o	It is designed to extract significantly more power out of wind to make it much more affordable.

o	Adding Solar expands the number of usable sites and increases energy output.

The Business: Wind-Solar Hybrid Turbines for Renewable Energy Generation

According to the U.S. Energy Information Administration, renewables garnered more than $44 billion is U.S. investment in 2015. We believe that the volatility of fossil fuel prices combined with negative environmental effects caused by pollution have spurred the development of a substantial market for solar and wind renewable energy and that the negative effects of pollution coupled with fluctuating costs and uncertain supply associated with the generation of energy from fossil fuel sources has increased the demand for renewable energy sources.

We believe that one of the concerns with renewable energy is the low efficiency associated with converting to electrical power. In addition, we believe that the supply of these renewable energies is not consistent with the demand and the consistency of electrical energy output as it is currently produced and consumed. We believe that solar panels could be utilized but the size of land area required to produce sufficient energy output is extremely large. In addition, we believe that locating panels on rooftops will decay the roof structure and provide unsightly visual appearance. Conventional wind turbines have been developed as an alternative, but the expansive footprint required by conventional wind turbines designs, as high as 100 to 400 feet with large rotor diameters up to 35 feet, require extensive installation costs as compared to our Hybrid. In contrast, our Hybrid requires a much smaller footprint. We believe that the reduction in size and relative efficiency of SkyWolf’s Hybrid mitigates problems associated with conventional wind turbines, such as visual effects, noise, bird deaths and cost. We believe that SkyWolf's design opens up the market to residential areas, small businesses, farms, schools and municipalities.

We are currently in the market commercialization and business development phase of our product where we are executing market strategies and commercialization by attending key conferences and tradeshows sponsored by New York Power Authority (NYPA) and SUNY Sustainability as well as advertising in the New York State Association Counties (NYSAC) magazine. As new orders are secured, we believe that expansion will require additional staff resources and additional facility site. We intend to participate in several government programs to off-set this expansion cost and effectively assist our growth. Specifically, we will rely on New York State’s (NYS) Clean Energy Standard (CES), which requires that 50 percent of New York's electricity come from renewable energy sources such as solar and wind by 2030, and NYS Executive Order 88, which requires certain NYS agencies and departments to reduce the average energy use intensity (EUI) in NYS -owned buildings by at least 20% by April 1, 2020, as a means to generate revenue from potential sales to NYS governmental entities.

Further, federal and state governmental sources provide various grants, tax abatements, and depreciation programs, which we believe will facilitate our growth. For example, federal tax incentives include the Dept. of Energy (DOE) Renewable Electricity Production Tax Credit (PTC), Business Energy Investment Tax Credit (ITC), and the Modified Accelerated Cost Recovery System (MACRS) Depreciation are expected to induce customers to purchase our Hybrid renewable energy product because of the tax advantages they grant to the purchasers of our products. New York State tax incentives include Residential Renewable Energy Tax Credit depreciation and Residential Property Tax Incentive Improvements, which are similarly expected to induce customers to purchase our Hybrid renewable energy product because of the tax advantages they grant to the purchasers of our products. Further, grant programs administered by NYSERDA, such as Clean Energy Communities Program Municipality Grants (NYSERDA PON 3298) and the Commercial Implementation Assistance Program (NYSERDA PON 3261), enable municipalities to obtain funding for renewable energy projects, which we believe would benefit our business.

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We also intend to obtain a CE marking for use in the European marketplace. CE marking is mandated for sale of certain goods and products in this region as part of the European Union’s harmonizing directives. Most new products placed on the European market must be CE marked. This includes products which are "new" to Europe, that are secondhand products from outside Europe and which are put into service or placed on the market in Europe for the first time, and existing products which are so substantially modified as to be considered "new.”

We also intend to obtain certification from the Small Wind Certification Council (SWCC). SWCC Certification enables consumer comparison of the wide variety of wind turbine products on the market. Funding agencies and utilities will gain greater confidence that distributed wind turbines installed with public assistance have been tested for safety, function, performance and durability and meet requirements of consensus standards. Certification can help prevent unethical marketing and false claims, thereby ensuring consumer protection and industry credibility.

Our Products: Solar Hybrid Wind Diffused Augmented Wind Turbine

 The basic premise of a wind turbine is to extract energy out of airflow which is created by the unequal heating of the earth. Wind turbines convert the kinetic energy from wind into mechanical power that runs a generator. When wind blows past a turbine, the blades capture energy and rotate. This rotation triggers an internal shaft to spin, which is connected to a gearbox that is connected to a generator ultimately producing electricity.

The SkyWolf Hybrid model has six turbine blades mounted for rotation about a longitudinal axis on a rotating hub. Ideally, the blade length will extend almost all the way to the inner side of the front diffuser, which surrounds the blades. The shape is conical and has an upstream and downstream opening. A backside section extends from the front diffuser and is used to assemble the parts used to enhance airflow. Because the plates are discontinuous, there are gaps between adjacent plates. Consequently, the air exiting the downstream opening and air moving through the axial air passage under the plates are mixed and a portion of the mixed air exits through the gaps. Pulling air outward from the interior airflow path reduces pressure behind the rotor blades which increases air flow and enhances the extraction of kinetic energy from the air path. The plates are tilted away from the axis of rotation of the blades which allows the wind turbine to turn into the direction of the wind and helps boost extraction efficiency. In order to fully optimize the extraction of wind energy, a special rotor blade was designed specifically for SkyWolf's wind turbine. Each blade design option (2, 3, 4, 5, 6, 7 & 8 blades) was methodically tested utilizing a Campbell Scientific CR800 data logger with a certified AWEA Anemometer before establishing 6 blades was the optimum design for our wind turbine.

Prototype Diffused Augmented Wind Turbine Design

In 2013, the idea and design to include solar panels in replacement of the directional plates optimized the ability to capture both wind and solar renewable energies. This break-through in design led to the introduction in late 2014 of eight bi-facial solar panels to give us our current SkyWolf Solar Hybrid Diffused Augmented Wind Turbine (aka HDAWT or Hybrid) model.

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Current Solar Hybrid Diffused Augmented Wind Turbine (HDAWT) Design

In order to fully optimize the extraction of kinetic energy from wind, SkyWolf has designed four critical parts listed below that operate as a single, highly efficient system:

•	The forward Diffuser made from polypropylene w/woven glass fiber, channels the air flow into the specially designed light weight cast aluminum turbine blades and augments the wind through the bifacial solar panels that allow for rotation at speeds as low as 5 mph and up to 60 mph;

•	A carbon steel housing Pivot Hub with tempered steel pivot shaft, and heavy duty conical roller bearings (greased) constantly positions the turbine in the head wind;

•	The addition of eight bi-facial solar panels collects solar energy on both surfaces while continuously aligning turbine with head wind; and

•	The attached back section incorporates a design that pulls additional air away from the interior air path and prevents a stall point so air can flow freely.

The Hybrid has been designed as a simple, modular system which is shipped in 20’ ocean freight containers directly to the job-site eliminating the need for expensive, temporary storage. The product is listed under NAIC 221115 and SIC 3511.

Each unit includes control panels used to capture the electrical energy produced, interface with AC, invert DC to AC, tie it into the grid, provide safety control, and continually monitor the wind turbine at the site. A typical control panel layout is depicted below:

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CONTROL PANEL

Conventional wind turbines extract usable power in the range of 6 to 31 mph, while SkyWolf's range is 5 - 60 mph, which creates a significant increase in total output power. Because SkyWolf’s Hybrid is designed to be more efficient at extracting power from wind than larger conventional wind turbines, we believe that SkyWolf’s product does not have the limitations experienced by traditionally designed wind turbines by producing usable power over the entire range of 5-60 mph.

Intellectual Property and Patents Awarded

SkyWolf holds the following patents which have been issued by the U.S. Patent and Trademark Office (USPTO):

•	“High efficiency wind turbine having increased laminar air flow,” US 8,672,624 B2, issued March 18, 2014. This patent has an expiration date of April 13, 2032.

•	“Multiple mixing internal external fluid driven high efficiency wind turbine having reduced downstream pressure,” US 8,721,279 B2, issued May 13, 2014. This patent has an expiration date of September 10, 2032.

•	“High efficiency wind turbine including photovoltaic cells,” US 8,851,836 B2, issued October 7, 2014. This patent has an expiration date of February 19, 2032.

•	“Housing for a high efficiency wind turbine,” US 9,322,391 B2, issued April 26, 2016. This patent has an expiration date of August 15, 2033.

SkyWolf also has the following patent pending:

•	“Multiple mixing internal external fluid driven high efficiency wind turbine having reduced downstream pressure,” International Patent Application US2012/033862, receipt date April 17, 2012.

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The Marketplace

 We believe that the capacity for alternative energy has been growing at a significant rate. According to the 2016 Market Report released by the American Wind Energy Association (AWEA), wind power in the U.S. is now the largest source of renewable generating capacity, and has provided 30% of all new capacity installed over the past five years. Wind power provided 27% of electricity generating capacity added to the U.S. system in 2016. Within the US there are 18 states that have over 1,000 MW of installed capacity. Those states are: Texas, Iowa, Oklahoma, California, Kansas, Illinois, Minnesota, Oregon, Washington, Colorado, North Dakota, Indiana, New York, Michigan, Wyoming, Pennsylvania, Nebraska and New Mexico. Another 16 states have 100 MW to 1,000 MW of wind power capacity. 9 states produce between 10% to 20% of their electricity with wind power, 3 states produce over 20%, and another 2 states produce over 30%. The U.S. has approximately 5.5% of its power supplied by wind as of the end of 2016.

According to the AWEA, quarterly increases in wind power indicate continued growth in wind dependence and in the demographic marketplace for wind turbines in the 3-20kW range. For 2015, the U.S. wind industry installed a total of 8,598 MW. This represents a 77% increase over the 4,854 MW installed during 2014, and the third highest annual total in history. There are now 82,143 MW of installed wind capacity in the United States and more than 52,000 operating wind turbines. In the international market, the world’s total wind capacity has steadily increased from approximately 6.1 gigawatts in 1996 to approximately 283 gigawatts in 2012 and then to 432 gigawatts in 2015. We believe that wind power has increasingly supplied global energy needs and has shown significant growth in added capacity. With the incentive of reducing greenhouse gases gaining strength, we believe that this trend is projected to continue into 2022.

The Company’s Presence in the Market

As part of our initial commercialization strategy, our early target markets include customers located in New York State, specifically governmental entities acting in compliance with New York State Clean Energy Standard and Executive Order (EO) 88, customers in the Finger Lakes region and customers in the international market. We will focus on the market segment for wind turbines under 100 kWs. This market is primarily defined by units that range in size from 3 to 20 kWs, which apply to both residential and commercial customers. Both of these groups are generally grid-tied to the local utility which gives them the ability to sell their excess power when supply exceeds demand. Specifically, potential markets are: farms, government buildings, secondary schools, colleges, commercial buildings, RV parks, marinas, municipalities, military installations and residential customers. We believe that this segment represents a great business opportunity and largely untapped market since growth has been hampered by the limitations of conventional wind turbine designs.

Our market strategy nationally seeks to expand operations by focusing on firms looking to develop their energy needs and obtain compliance with the New York State Clean Energy Standard and New York State Executive Order 88. We will rely on New York State’s (NYS) Clean Energy Standard (CES), which requires that 50 percent of New York's electricity come from renewable energy sources such as solar and wind by 2030, and NYS Executive Order 88, which requires certain NYS agencies and departments to reduce the average energy use intensity (EUI) in NYS -owned buildings by at least 20% by April 1, 2020, as a means to generate revenue from potential sales to NYS governmental entities.

Since the implementation of Executive Order 88, SkyWolf has aggressively started to market and exhibit their product at several core tactical marketing conferences, which include the SUNY 2015 Sustainability Conference, the New York Power 2015 Innovators Summit, and the 2016 NYSAC Legislative Conference. Through this activity, we have visited and conducted a site analysis of NYS Corrections Facility for the placement of several Hybrids and submitted a feasibility proposal to be an energy solution provider to all the correctional facilities in NYS. In addition, we are in discussions with New York State Office of Parks, Recreation, and Historic Preservation Department for the potential installation of our products in over 4,000 buildings owned and managed by the department. To date, the Company has not completed sales to any New York State governmental entities. The potential customer relationships described herein are still in the preliminary negotiations phase and it is not clear whether any of our competitors are also being considered for these projects.

In addition to soliciting customers in New York State, the Company has been engaged in negotiations to sell its Hybrids to customers in international markets, with a focus on developing countries. We believe that our Hybrids would be attractive to customers in developing countries due to their relatively compact size, ease of assembly and the dual combination of wind plus solar energy generation capacity.

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Current Commitments

On December 28, 2016, the Company entered into a Memorandum of Understanding (MOU) with Ferchale Trading SAC to represent SkyWolf Solar Hybrid Wind Turbine products in the territory of Peru, Chile, and Bolivia. Ferchale Trading specializes in electric energy infrastructure in the mining, textile, and petrochemical industries. They have extensive contacts with the Peruvian Government Energy and Mining Board, and utility companies. This agreement has allowed the Company to meet and visit several potential customers, utility providers, and the Peruvian Engineering Board to supply turbines for utility and mining companies, government institutions, and buildings. Lima is a city of approximately 9 million people in the country of Peru which has a total population of 30 million and provides energy by Diesel and Hydro Electric means and only reaches 20 to 30% of the population. Recently, Peruvian Government Legislation #1002, 2008 enacted a diverse energy mix to increase renewables in the country.

On July 27, 2016, the Company has engaged Apfelpbrum Industrial Inc. to solicit and secure opportunities in Mexico and South America. They have presented our product to the Foxconn Corporation.

We have secured commercial sales from Cottonwood Farms LLC, in Pavilion, New York and residential sales from a resident located in Piffard, NY. The Company has also submitted a feasibility proposal to the Watertown Correctional Facility New York State Department of Corrections Community Service (DOCCS). Further, our Solar Hybrid DAWTs are being considered for all 54 correctional facilities in New York State upon approval of a comprehensive energy audit by Wendel Engineering.

Cancellation of Contract with Brown Energy International LLC

On July 23, 2018, the Company received notice from Brown Energy International LLC (“Brown Energy”) that it was cancelling its contract, originally entered into by and between the Company and Brown Energy on January 26, 2018, to purchase a 10 MW Micro Grid System (the “Micro Grid”) to be manufactured, installed and serviced by the Company.

Product Development

The design and testing for the current 3.5kW Solar Hybrid (HDAWT) is complete and the Company is in the design phase for releasing an additional model which features a 5.0kW generator. Design and testing of the larger size unit are proceeding and the extent of design changes are expected to be minimal. Consequentially, the Company expects this model to be available later this year. The Company believes that by introducing a larger scale model of the Hybrid, it will be well positioned to expand sales into market segments requiring more energy.

Pricing

The Company anticipates offering its products at an average sales price of $45,000 in quantities of 1-10, which we believe is a market-competitive price. Quantity discounts are available for 11- 30 and 30+ size orders. Given the small physical size, efficient energy output and ease of installation (with no additional guide wires), we believe that our products are competitive with similar turbines. However, as sales volumes increase, cost savings of 15% - 20% will be anticipated and passed on to customers through price reductions, which we believe will stimulate sales.

Competition

We currently do not compete with wind turbine manufacturers, such as GE and Siemens, who sell large 100 foot to 300 foot wind turbine structures commonly utilized on new commercial wind farm applications. On the other hand, we do compete against small to medium wind turbine manufacturers, such as Bergey, Eocycle, Endurance and Kingspan, who manufacture wind turbines for residential and commercial markets. However, other than our Hybrid, there is no other competing technology in the world that combines both wind and solar in one turbine giving us a very distinctive advantage.

The following is a list of companies that may directly compete with SkyWolf for the 3-20kW market.

Manufacturer

A&C Green Energy
Bergey Windpower
Eocycle
Endurance
Evancewind
Evergate
Fortis Wind Energy
Hummer Wind
Kingspan
Pac-Wind
Raum Energy
ReDriven Power
Renewegy LLC
Superwind
TechnoSpin Inc.
Ventera Energy Inc.
WePOWER
Wind Energy Solutions BV
Xzeres

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Strategic Partners and Suppliers

The Company believes that strategic partnerships will be a major component of the Company’s operating strategy and path to success. Currently, several strategic partnerships include our solar panel and turbine generator suppliers as well as engineering and consulting firms. These relationships provide critical services and products that assist SkyWolf with proposals and solutions that help secure business. The Company has no existing long term agreements in place with such suppliers, transactions with such suppliers are conducted through purchase orders on an as needed basis. Some of the other partnerships and industry collaboration include but are not limited to:

Sunpreme Solar

Sunpreme Solar, located in Sunnyvale, CA, is the Company’s provider of solar panels. Sunpreme is a six year old Company rapidly transitioning from a start-up to a growth phase global enterprise. Sunpreme’s R&D Center is located in Sunnyvale, CA to drive a constant stream of technology innovations for a multi-generational roadmap. Sunpreme also has a fully functional, state-of-the-art integrated HCT cell production line in Jiaxing, near Shanghai in China. These cells are packaged in thin- profile double glass panels which have been successfully deployed in 24 countries around the world.

Ginlong Technologies Co., Ltd.

Ginlong Technologies Co., Ltd., based in China, is the supplier of the Company’s turbine generators. Ginlong manufactures string inverters for converting DC to AC power and interacting with utility grid.

Marathon Engineering

Marathon Engineering is a Civil engineering design company located in Rochester, NY and performs site engineering services for single residential site plans to large scale institutional, commercial, and industrial developments.

Energy Concepts

Energy Concepts, located in Rochester, NY, provides mechanical, HVAC, electrical, plumbing and energy conservation design services for all types of buildings. They do this throughout the northeast, for a variety of clients using various methods for implementation. They have a reputation for innovation, integrity, performance, quality, and loyalty to their clients.

ABB Ltd.

ABB, located in Switzerland, provides power and automation technologies for utility and industrial customers worldwide. It was founded in 1883 with headquarters in Zurich, Switzerland. With 41B in sales and 144,000 employees, it has a major presence throughout the world. The Process Automation Control Systems - Electrical Integrated Solutions Division has a major presence in the renewal energy arena providing control and measurement equipment throughout the industry including the wind energy sector. ABB is a supplier of several components for the SkyWolf Hybrid and offers technology partnership and engineering support and collaboration with several customer proposals.

Operations

The Company currently has six full-time employees, not including independent sales consultants. The Company is currently located in a 5,000 sq. ft. building in Geneseo, NY which houses the Company’s administrative offices and manufacturing facility. The Company develops, markets, sells, manufactures and ships its wind turbine products from this facility. The Company also offers field service support and installation training. The Company offers a 20-year limited warranty with respect to the turbines that it plans to sell. The Company also offers and performs Feasibility Studies to determine energy use and optimum site location.

With the completion of design and testing of the Hybrid, SkyWolf is conducting operations to implement our commercial market strategies. Additional sales channels are being developed as the Company grows. Some additional independent representatives have been added, notably in South America and pending in Africa, Australia, Mexico, Caribbean, and the Middle East. We are also partnering with Empire State Development (ESD) to assist us with Global New York (http://global.ny.gov/) grant applications to expand our sales channels both domestically and internationally. The Hybrid represents a High Tech commercial product that is sold typically through a solicitation or procurement by a State of Work (SOW) or Request for Proposals (RFP) from larger institutions.

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Sales and Marketing

The Company has executed its initial market commercialization strategies in advertising and marketing starting in September 2015. However, since the primary focus of the Company since inception has been to obtain all of the primary patents and finalize a design, the current marketing strategy continues to evolve as products enter the marketplace. Our initial sales channel will be direct sales and through targeted tradeshows and industry conferences. Additional sales engineers and market managers will be hired to target these specific market segments and territories. Therefore, the Company is starting to obtain and identify key independent representation with pre-existing contacts in globally expanding markets that desperately need renewable energy. The Company will monitor initial sales ensuring a smooth transition into the market has been established before implementing the full sales plan.

The commercial launch of SkyWolf’s Hybrid began with a review and research of impacting energy associations, conferences, municipal partners, tradeshows, and government agencies that impact, monitor, or utilize renewable energy technologies. To introduce and increase our product exposure we have elected to participate, attend, and partner with several targeted organizations.

Equipment Financing

The Company has no existing equipment financing arrangements.

Legal Proceedings

We know of no material, existing or pending legal proceedings against our Company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which our directors, officers or any affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

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THE COMPANY

Relationship with Tiber Creek Corporation

The Company entered into an engagement agreement with Tiber Creek Corporation, a Delaware corporation (“Tiber Creek”), whereby Tiber Creek would provide assistance to the Company in effecting transactions for the Company to become a public reporting company, including: causing the preparation and filing of forms, including a registration statement, with the Securities and Exchange Commission; assist in listing its securities on a trading exchange; and assist in establishing and maintaining relationships with market makers and broker-dealers.

Under the agreement, Tiber Creek is entitled to receive cash fees from the Company at the time the engagement agreement was signed. In addition, Tiber Creek and MB Americus, LLC, a California limited liability company (“MB Americus”), were issued an aggregate total of 250,000 shares.

Intellectual Property

SkyWolf holds the following patents which have been issued by the U.S. Patent and Trademark Office (USPTO):

•	“High efficiency wind turbine having increased laminar air flow,” US 8,672,624 B2, issued March 18, 2014. This patent has an expiration date of April 13, 2032.

•	“Multiple mixing internal external fluid driven high efficiency wind turbine having reduced downstream pressure,” US 8,721,279 B2, issued May 13, 2014. This patent has an expiration date of September 10, 2032.

•	“High efficiency wind turbine including photovoltaic cells,” US 8,851,836 B2, issued October 7, 2014. This patent has an expiration date of February 19, 2032.

•	“Housing for a high efficiency wind turbine,” US 9,322,391 B2, issued April 26, 2016. This patent has an expiration date of August 15, 2033.

SkyWolf also has the following patent pending:

•	“Multiple mixing internal external fluid driven high efficiency wind turbine having reduced downstream pressure,” International Patent Application US2012/033862, receipt date April 17, 2012.

Research and Development

In 2017 and 2016, the Company spent $0 and $2,763 in research and development expenses, respectively.

Employees

Currently, the Company has six employees. We have an employment agreement with Mr. Paul Morrell, our Vice President of Business Development. No other employees have employment agreements with the Company.

Property

The Company does not currently own any real property. The Company is a party to a month to month lease agreement regarding the rental of 5,000 square feet of space in Geneseo, New York. The monthly rent under the agreement is $1,500 per month.

Subsidiaries

The Company has no subsidiaries.

Jumpstart Our Business Startups Act

In April, 2012, the Jumpstart Our Business Startups Act ("JOBS Act") was enacted into law. The JOBS Act provides, among other things:

Exemptions for emerging growth companies from certain financial disclosure and governance requirements for up to five years and provides a new form of financing to small companies;

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Amendments to certain provisions of the federal securities laws to simplify the sale of securities and increase the threshold number of record holders required to trigger the reporting requirements of the Securities Exchange Act of 1934;

Relaxation of the general solicitation and general advertising prohibition for Rule 506 offerings;

Adoption of a new exemption for public offerings of securities in amounts not exceeding $50 million; and

Exemption from registration by a non-reporting company of offers and sales of securities of up to $1,000,000 that comply with rules to be adopted by the SEC pursuant to Section 4(6) of the Securities Act and exemption of such sales from state law registration, documentation or offering requirements.

In general, under the JOBS Act, a company is an emerging growth company if its initial public offering ("IPO") of common equity securities was effected after December 8, 2011 and the company had less than $1 billion of total annual gross revenues during its last completed fiscal year. A company will no longer qualify as an emerging growth company after the earliest of

(i) the completion of the fiscal year in which the company has total annual gross revenues of $1 billion or more,

(ii) the completion of the fiscal year of the fifth anniversary of the company's IPO;

(iii) the company's issuance of more than $1 billion in nonconvertible debt in the prior three-year period, or

(iv) the company becoming a "larger accelerated filer" as defined under the Securities Exchange Act of 1934.

The JOBS Act provides additional new guidelines and exemptions for non-reporting companies and for non-public offerings. Those exemptions that impact the Company are discussed below.

Financial Disclosure. The financial disclosure in a registration statement filed by an emerging growth company pursuant to the Securities Act of 1933 will differ from registration statements filed by other companies as follows:

(i) audited financial statements required for only two fiscal years;

(ii) selected financial data required for only the fiscal years that were audited;

(iii) executive compensation only needs to be presented in the limited format now required for smaller reporting companies.

(A smaller reporting company is one with a public float of less than $75 million as of the last day of its most recently completed second fiscal quarter).

However, the requirements for financial disclosure provided by Regulation S-K promulgated by the Rules and Regulations of the SEC already provide certain of these exemptions for smaller reporting companies. The Company is a smaller reporting company. Currently a smaller reporting company is not required to file as part of its registration statement selected financial data and only needs audited financial statements for its two most current fiscal years and no tabular disclosure of contractual obligations.

The JOBS Act also exempts the Company's independent registered public accounting firm from complying with any rules adopted by the Public Company Accounting Oversight Board ("PCAOB") after the date of the JOBS Act's enactment, except as otherwise required by SEC rule.

The JOBS Act also exempts an emerging growth company from any requirement adopted by the PCAOB for mandatory rotation of the Company's accounting firm or for a supplemental auditor report about the audit.

Internal Control Attestation. The JOBS Act also provides an exemption from the requirement of the Company's independent registered public accounting firm to file a report on the Company's internal control over financial reporting, although management of the Company is still required to file its report on the adequacy of the Company's internal control over financial reporting.

Section 102(a) of the JOBS Act exempts emerging growth companies from the requirements in §14A(e) of the Securities Exchange Act of 1934 for companies with a class of securities registered under the 1934 Act to hold shareholder votes for executive compensation and golden parachutes.

Other Items of the JOBS Act. The JOBS Act also provides that an emerging growth company can communicate with potential investors that are qualified institutional buyers or institutions that are accredited to determine interest in a contemplated offering either prior to or after the date of filing the respective registration statement. The Act also permits research reports by a broker or dealer about an emerging growth company regardless if such report provides sufficient information for an investment decision. In addition the JOBS Act precludes the SEC and FINRA from adopting certain restrictive rules or regulations regarding brokers, dealers and potential investors, communications with management and distribution of a research reports on the emerging growth company IPO.

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Section 106 of the JOBS Act permits emerging growth companies to submit 1933 Act registration statements on a confidential basis provided that the registration statement and all amendments are publicly filed at least 21 days before the issuer conducts any road show. This is intended to allow the emerging growth company to explore the IPO option without disclosing to the market the fact that it is seeking to go public or disclosing the information contained in its registration statement until the company is ready to conduct a roadshow.

Election to Opt Out of Transition Period. Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a 1933 Act registration statement declared effective or do not have a class of securities registered under the 1934 Act) are required to comply with the new or revised financial accounting standard.

The JOBS Act provides a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of the transition period.

PLAN OF OPERATION

Business Plan

The Company is an early-stage company, starting to generate sales and revenue by implementing its market commercialization strategies to continue to design, develop, market, manufacture and sell its Hybrid wind turbine in regional, national and international markets.

In the future, the Company plans to increase revenue and raise capital to support its plan of operations. The Company also plans to raise capital under this Offering and use the proceeds of to obtain certification by the Small Wind Certification Council (SWCC), and European CE marking, add additional staff required to grow the Company, including positions in sales, marketing and administration, working capital and to fund research and development activities to create new applications, such as a hydro unit.

From the beginning, the Company has adopted a cash basis policy to ensure no debt would accumulate and leverage the developing business. Terms of our orders include a 60% down payment which is used to pay for all of the parts required to fill the order. 30% payment is required upon shipment of the order and the remaining 10% is paid by our customers when the wind turbine is deemed operational. Gross profits are between 10 to 30% per unit and the overhead costs for the current business model is minimal at $250,000 annually. Since all vendors are paid in full from opening order deposits, overhead still needs to be covered even with normal delays in start-up due to issues with shipping, construction and weather. Further, taking into account cancelled orders and some start-up issues due to a defective part, we project that we need to sell at least approximately 35-45 units per year in order to meet our annual businesses expenses.

Revenues

We have begun limited production in late 2015 at our current facility. During the fiscal years ended December 31, 2017 and December 31, 2016, the Company generated revenues of $49,000 and $99,800, respectively.

SkyWolf maintains configuration control of its various components by creating a Build of Material (BOM) list. This contains a brief description of each component, vender source, manufacturer, and cost. This is used to develop overall cost of our product and helps us to price our product in the marketplace.

Our sales pipeline helps us forecast demand and schedule and this is identified in our sales forecast, which then correlates to forecasting our use of capital and scaling of operations. This includes investing in Sales, marketing, engineering, testing and certification, professional services, additional RD, and GA expenses.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with the financial statements and related notes to the financial statements included elsewhere in this Registration Statement.  Some of the statements under “Management’s Discussion and Analysis,” “Description of Business” and elsewhere herein may include forward-looking statements which reflect our current views with respect to future events and financial performance. These statements include forward-looking statements both with respect to us specifically and the renewable energy industry in general. Statements which include the words “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “will,” and similar statements of a future or forward-looking nature identify forward-looking statements for purposes of the federal securities laws or otherwise. The safe harbor provisions of the federal securities laws do not apply to any forward-looking statements contained in this Registration Statement. All forward-looking statements address such matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise. If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements you read herein reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our written and oral forward-looking statements attributable to us or individuals acting on our behalf and such statements are expressly qualified in their entirety by this paragraph.

The Company is an early-stage company and was incorporated in the State of New York in 2010. During the fiscal year ended December 31, 2017, the Company generated revenues of $49,000 and incurred operating losses of $580,746 as part of its operating activities.

We believe that our current cash and cash equivalents, anticipated cash flow from operations and the proceeds from the sale of the maximum amount of shares being offered hereunder will only be sufficient to meet our anticipated cash needs for the next 18-24 months. Our management has determined that the maximum amount of funds received from this offering would be sufficient to cover our intended plan of operations contemplated hereby.

Results of Operation

For the three months ended March 31, 2018 as compared to the three months ended March 31, 2017

Total revenue for the three months ended March 31, 2018 and March 31, 2017 was $0 and $0, respectively.

Total operating expenses for the three months ended March 31, 2018 were $134,549, which was comprised of $82,424 in compensations and benefits and $52,125 in other general and administrative expenses. In comparison, total operating expenses for the three months ended March 31, 2017 were $174,114, which was comprised of $104,630 in compensations and benefits and $69,484 in other general and administrative expenses. The overall decrease in operating expenses can be attributed to decreased expenses related to the commercialization of the Company’s Hybrid product.

For the twelve months ended December 31, 2017 as compared to the twelve months ended December 31, 2016

Total revenue for the twelve months ended December 31, 2017 and December 31, 2016 was $49,000 and $99,800, respectively. The decrease in our revenues in 2017 is related to the shift in our operating activities towards the commercialization of our product.

Total operating expenses for the twelve months ended December 31, 2017 were $572,575, which was comprised of $0 in research and development expenses, $376,458 in compensations and benefits and $196,117 in other general and administrative expenses. In comparison, total operating expenses for the twelve months ended December 31, 2016 were $504,688, which was comprised of $2,763 in research and development expenses, $345,810 in compensations and benefits and $156,115 in other general and administrative expenses. The overall increase in operating expenses can be attributed to the Company’s shift in its operating activities from its focus on research and development activities to the commercialization of its Hybrid product.

Liquidity and Capital Resources

As of March 31, 2018 as compared to as of March 31, 2017

Our balance sheet as at March 31, 2018 reflects $2,016 in cash, as compared to $48,593 as of December 31, 2017. The decrease in liquidity reflects expenditures related to the Company’s operating expenses exceeding cash flows from financing activities.

As of December 31, 2017 as compared to as of December 31, 2016

Our balance sheet as at December 31, 2017 reflects $48,593 in cash, as compared to $3,859 as of December 31, 2016. The increase in liquidity reflects expenditures related to the Company’s operating expenses being offset by proceeds from the sale of common stock.

Cash Flow from Operating Activities

For the three months ended March 31, 2018 as compared to the three months ended March 31, 2017

During the three months ended March 31, 2018, the cash flows used in the Company’s operating activities was $114,198. In comparison, the cash flows used in the Company’s operating activities for the three months ended March 31, 2017 was $134,929. The decrease in the use of cash flows for operating activities can be attributed to a reduction of net loss for the period.

For the twelve months ended December 31, 2017 as compared to the twelve months ended December 31, 2016

During the 12 months ended December 31, 2017, the cash flows used in the Company’s operating activities was $508,219. The cash flows used in the Company’s operating activities for the twelve month period ending December 31, 2016 was $414,979. The increase in the use of cash flows for operating activities can be attributed to the Company’s shift in its operating activities from its focus on research and development activities to the commercialization of its Hybrid product and also net loss for the period and a reduction of deferred revenue.

Cash Flow from Financing Activities

For the three months ended March 31, 2018 as compared to the three months ended March 31, 2017

During three months ended March 31, 2018, the net cash provided by financing activities by the Company was $67,621. The net cash provided by financing activities for the three months ended March 31, 2017 was $275,787. The decrease in net cash provided by financing activities is related to decreases in proceeds received from sales of our stock in 2018 as compared to the same period in 2017.

For the twelve months ended December 31, 2017 as compared to the twelve months ended December 31, 2016

During the twelve month period ended December 31, 2017, the net cash provided by financing activities by the Company was $552,953. The net cash provided by financing activities for the year ended December 31, 2016 was $329,098. The increase in net cash provided by financing activities is related to increases in proceeds received from sales of our stock in 2017 as compared to the same period in 2016.

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Going Concern

We have not attained profitable operations and are dependent upon obtaining financing to pursue any extensive acquisitions and activities. For these reasons, our auditors stated in their report dated April 20, 2018 on our audited financial statements that they have substantial doubt that we will be able to continue as a going concern without further financing.

Contractual Obligations

We are a smaller reporting company as defined by Rule 12b-2 of the Securities Exchange Act of 1934 and are not required to provide the information under this item.

Future Financings

On June 15, 2018 the Company obtained a $ 35,000 business use line of credit from a financing company. The loan’s interest rate is 58% and will be paid back on a weekly basis of approximately $ 1,728. The loan payback period is approximately 6 months.

We will continue to rely on equity sales of our common shares and debt proceeds in order to continue to fund our business operations. Issuances of additional shares will result in dilution to existing stockholders. There is no assurance that we will achieve any additional sales of the equity securities or arrange for debt or other financing to fund our operations and other activities.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to stockholders.

Changes in Company's Certifying Accountant

On December 3, 2017, the Board of Directors of the Company determined not to continue with the Company's then accountants and to engage a different accounting firm with whom they were familiar. On December 4, 2017, Anton & Chia LLP, the former accountants, were dismissed.

The prior accountant's audit report on the financial statements as of and for the year ended December 31, 2016 contain a note as to the Company's ability to continue as a going concern. The note indicated that the Company's continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations, which it had not been able to accomplish to the date of the report, and/or obtain additional financing from its stockholders and/or other third parties.

In connection with the Company's financial statements for the period from April 14, 2015 (date of engagement) through the date of dismissal, December 4, 2017, there were no disagreements with the former accountants, Anton & Chia LLP, on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which disagreement(s), if not resolved to the satisfaction of the former accountant, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report, if any.

The Registrant has provided Anton & Chia LLP with a copy of this disclosure and has requested that they furnish a letter addressed to the U.S. Securities and Exchange Commission stating whether it agrees with the above statements, and if not, stating the respects in which it does not agree. A copy of the letter from Anton & Chia LLP addressed to the U.S. Securities and Exchange Commission is filed as Exhibit 16.1 to this Registration Statement on Form S-1.

On January 9, 2018 (the "Engagement Date"), the Company engaged Freed Maxick CPAs, P.C., Certified Public Accountants, as its independent registered public accounting firm. The decision to engage Freed Maxick CPAs, P.C. as the Company's independent registered public accounting firm was approved by the Company's Board of Directors. The address of Freed Maxick CPAs, P.C. is: 100 Meridian Centre, Suite 310, Rochester, NY 14618.

The Company, nor any one on its behalf, did not consult with Freed Maxick CPAs, P.C. in regard to the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's Financial Statements, or any other matters or reportable events as defined in Item 304(a)(2)(i) and (ii) of Regulation S-K.

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Critical Accounting Policies

The Company’s financial statements as of December 31, 2017 have been prepared and audited in accordance with generally accepted accounting principles (GAAP) in the United States. The following significant accounting policies involve a greater degree of judgment and complexity. Accordingly, these are the policies we believe are the most critical to aid in fully understanding and evaluating our financial condition and results of operations.

Use of Estimates – The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash – For financial statement presentation purposes, the Company considers all short-term, highly liquid investments with original maturities of three months or less to be cash and cash equivalents. The Company maintains its cash and cash equivalents in bank deposit accounts, which at times may exceed federally-insured limits. The Company believes it is not exposed to any significant credit risk as a result of any non-performance by the financial institution.

Accounts Receivable – Credit is granted to substantially all customers. The Company carries its accounts receivable at invoice amount less any allowance for doubtful accounts.

Allowance For Doubtful Accounts – As of December 31, 2017 and 2016 there are no anticipated bad debts. Therefore, an allowance for doubtful accounts was not recorded.

Inventory – Inventory consists of unassembled parts and is stated at the lower of cost or net realizable value. The Company capitalizes applicable direct and indirect costs incurred in inventory production. Obsolete inventory is reserved for and there was no reserve at December 31, 2017 or 2016.

Property and Equipment – Property and equipment consists of software and equipment. Depreciation is recorded on a straight line basis over periods considered by management to be the assets' useful lives. Expenditures for repairs, minor items and maintenance are charged to operations as incurred. Any gain or loss upon sale or retirement due to obsolescence is recorded in operating results in the period it takes place. Software is being depreciated over three years and equipment is being depreciated over five years.

Impairment of Long-Lived Assets – Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net discounted cash flows expected to be generated by the asset, including its ultimate disposition. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of an asset exceeds the fair value of the asset. Fair value is determined based on discounted cash flows or appraised values, depending on the nature of the asset. There was no impairment considered necessary for the years ended December 31, 2017 and 2016.

Fair Value of Financial Instruments – The carrying value of cash, prepaid expenses, accounts payable, loan payable and accrued expenses are reasonable estimates of their fair value due to their short maturity. The fair value of the loan from the principal shareholder is expected to be less than the carrying value due to the lack of interest being charged and uncertainty regarding timing of repayment. The fair value is further dependent on the Company’s ability to generate cash.

Revenue Recognition – Revenue is recognized when all the following conditions are satisfied: (1) there is persuasive evidence of an arrangement, (2) a service or product has been provided to a customer, (3) the sale price to be paid by the customer is fixed or determinable, and (4) collection of the sale price is reasonably assured. Amounts collected prior to satisfying these conditions are recorded as customer deposits.

Advertising Costs – Advertising costs are expensed when incurred. Advertising costs were $12,098 and $16,133 for the years ended December 31, 2017 and 2016, respectively.

Research and Development Costs – All costs of research and development are charged to operations as incurred. Research and development costs consist of expenses for inventing and testing turbine prototypes, including the materials and other direct costs of constructing prototype turbines, as well as related equipment employed in research and development activity.

Income Taxes – The Company accounts for income taxes in accordance with FASB ASC 740. Deferred taxes are provided using the “asset and liability approach." That requires recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities. This method uses statutory tax rates in effect for the year in which the temporary differences are expected to reverse and gives immediate effect to changes in income tax rates upon enactment. Deferred assets are recognized, net of any valuation allowance, for temporary differences and net operating loss and tax credit carryforwards. Deferred income tax expense/benefit for a year is the net change in that year's deferred tax asset and liability balances.

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The Company has deferred tax assets of its net operating loss and tax credit carryforwards. However, due to the uncertainty of future profits to absorb the carryforwards, an offsetting valuation allowance was recorded to reduce all the deferred tax assets to zero.

Basic and Diluted Loss per Share – Basic earnings or loss per share reflect the weighted average of shares issued and outstanding during the period. Diluted earnings per share are computed including the additional shares that would have been outstanding if dilutive potential shares (option or warrant shares, for example) were issued. No dilutive potential shares exist.

Recent Accounting Pronouncements - In May 2014, the Financial Accounting Standards Board, or FASB, issued Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers (Topic 606), or ASU 606. ASU 606 provides guidance outlining a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers that supersedes most current revenue recognition guidance. This guidance requires us to recognize revenue when we transfer promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The original effective date of the guidance would have required us to adopt at the beginning of our first quarter of fiscal 2017; however, the FASB approved an optional one-year deferral of the effective date. Additionally, the new guidance requires enhanced disclosures, including revenue recognition policies to identify performance obligations to customers and significant judgements in measurements and recognition. The new guidance may be applied retrospectively to each prior period presented or retrospectively with the cumulative effect recognized as of the date of adoption. The Company does not expect the adoption of this principle to have a material impact on the financial statements.

In February 2016, FASB issued ASU No. 2016-02, Leases (Topic 842). The core principle of Topic 842 is that a lessee should recognize the assets and liabilities that arise from leases. ASU 2016-02 is effective for public companies for annual reporting periods beginning after December 15, 2018, and interim periods within those fiscal years. The guidance may be adopted prospectively or retrospectively and early adoption is permitted. The Company is currently assessing the impact the adoption of ASU 2016-02 will have on its financial statements.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force) and the United States Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company’s present or future financial statements.

MANAGEMENT

The following table sets forth information regarding the members of the Company’s board of directors and its executive officers:

Name	Age	Position	Year Commenced

Gerald Brock	69	President, CEO & Director	2010
Paul Morrell	55	Vice President of Business Development	2015
Amy Brock	38	Secretary & Treasurer	2011

Gerald Brock, President, Chief Executive Officer and Director

Gerald Brock currently serves as President, CEO and Director of the Company which are positions held since forming the company in 2010. He is an experienced inventor, entrepreneur and senior executive, bringing tireless energy, a positive attitude and visionary leadership to the Company. Mr. Brock has spent over 12 years in the wind energy industry utilizing his expertise in this area to develop a technology that overcomes the pitfalls of traditional turbines, with a focus on achieving higher efficiencies. He continues to be involved in research and development at the Company, helping to guide product innovation. Mr. Brock has been awarded four patents, and has several more pending. He has developed key strategic partnerships and distributorships for SkyWolf, including an International Representation Agreement with a Bogota, Colombia based company which grants them international selling rights in several countries.

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Paul Morrell, Vice President of Business Development

Paul J. Morrell is Vice President of Business Development at SkyWolf Wind Turbine Corporation, a position held since May of 2015. Mr. Morrell’s expertise for the last 30 years is in international business development, technical sales, marketing as well as extensive experience with the Economic Development Center and Government relations. His connections within New York State have helped to open doors into several state departments such as Corrections, Parks, NYPA and NYSERDA. This activity has identified a number of grant opportunities and an active quote for all of the 54 prisons in NYS. His energy and experience will continue to help drive additional sales channels for both domestic and international opportunities.

Amy Brock, Secretary and Treasurer

Ms. Brock has an AAS degree, graduated from Genesee Community College in Business Administration and was formerly the corporate secretary for a wind turbine corporation. Her past experience in the renewable energy industry is a valuable asset for SkyWolf. At SkyWolf, she is responsible for a wide variety of administrative tasks including financials, records management, investor relations functions, human resource functions, payroll facilitation and office manager duties.

Director Independence

Pursuant to Rule 4200 of The NASDAQ Stock Market one of the definitions of an independent director is a person other than an executive officer or employee of a company. The Company's board of directors has reviewed the materiality of any relationship that each of the directors has with the Company, either directly or indirectly. Based on this review, the board has determined that there are no independent directors.

Advisory Board

The Company has assembled an advisory board. The following individuals serve at the Company’s discretion on such board:

Sam DiLiberto

Mr. DiLiberto has owned several successful businesses over his career which included a chemical mixing company, importing of wigs & hair products, fitness clubs, retail furniture, and waterbed distribution. For the last 20 years Mr. DiLiberto has owned and operated TSS foam Industries, which has 35 employees. His forty-six years of start-up experience will be invaluable.

Nicholas Masucci

Mr. Masucci, recently capped a 24 year career as ABB Biomass and Renewable Energy Development Manager. He was responsible for bringing new green and “disruptive” technologies to the forefront utilizing ABB Process and Controls portfolio. This portfolio includes DCS (Distributed Control System); Process Control Software and Engineering. Projects involved R & D startup technology working across all ABB divisions to support green project success that would go to market in a renewable sustainable way. Negotiations in feed stock and off take agreements, creative finance and performance guarantees as well as vetting appropriate technology for the projects was key. Through this experience he has a unique perspective on synergies between technology design, finance, operations and manufacturing. Nick has acquired more than 35 years of experience working with marketing, manufacturing, and operations through multiple international companies. His areas of expertise include Wind, Solar, Micro grid, Waste to Energy, Biomass and Algae innovation segments.  He has extensive experience in promoting new business and technology in the renewable energy space.

Arnold Gray

Mr. Gray holds a Masters Degree in Accounting from the State University of New York at Albany, and has more than three decades of public accounting experience. He specializes in federal and state taxation and financial management, and has assisted clients in tax-oriented transactions such as leveraged leases, reorganizations, real estate syndications and renovations, and business purchases and sales. He is also knowledgeable about partnerships, not-for-profit organizations, and local government organizations.

Joseph Blaha

Joseph has a M.S.E.E. from Union College in Schenectady NY and worked for General Electric in the Power Generation Division for 19 years. In addition, he spent 16 years in health care where he was the Facility Manager of a Pressure Management Device Division for Lumex Inc., a premier medical device company. He has extensive experience with patents, power generation, manufacturing, quality and brings additional technical support to SkyWolf.

Term of Office

Each director serves for a term of one year or until his successor is elected at the Annual Shareholders’ Meeting and is qualified, subject to removal by the shareholders.   Each officer serves for a term of one year or until his successor is elected at a meeting of the Board of Directors and is qualified. Each member of the Advisory Board serves at the discretion of the Board of Directors.

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Limitation of Liability and Indemnification Matters

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

Family Relationships

Gerald Brock, a director and officer of the Company, is the father of Amy Brock, an officer of the Company.

Other than the family relationship described above, there are no family relationships among our Directors or executive officers.

Identification of Significant Employees

The Company currently has six full-time employees, not including independent sales consultants.

Involvement in Certain Legal Proceedings

None of our directors or executive officers has, during the past ten years:

•	Been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

•	Had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

•	Been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

•	Been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

•	Been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•	Been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26)), any

•	Registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29)), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Except as set forth in our discussion below in “Certain Relationships and Related Transactions, none of our directors, director nominees or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

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Independence of Directors

We have no independent directors. Mr. Gerald Brock, our sole director, is not an independent director because he is also an officer of the Company.

Committees of the Board

Our Company currently does not have nominating, compensation or audit committees or committees performing similar functions nor does our Company have a written nominating, compensation or audit committee charter. Our Directors believe that it is not necessary to have such committees, at this time, because the Board of Directors can adequately perform the functions of such committees.

Our Company does not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for Directors. The Board of Directors believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our Company does not currently have any specific or minimum criteria for the election of nominees to the Board of Directors and we do not have any specific process or procedure for evaluating such nominees. The Board of Directors will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

A shareholder who wishes to communicate with our Board of Directors may do so by directing a written request addressed to our President and Director, at the address appearing on the first page of this filing.

Risk Oversight

Effective risk oversight is an important priority of the Board of Directors. Because risks are considered in virtually every business decision, the Board of Directors discusses risk throughout the year generally or in connection with specific proposed actions. The Board of Directors’ approach to risk oversight includes understanding the critical risks in the Company’s business and strategy, evaluating the Company’s risk management processes, allocating responsibilities for risk oversight among the full Board of Directors, and fostering an appropriate culture of integrity and compliance with legal responsibilities.

Corporate Governance

The Company promotes accountability for adherence to honest and ethical conduct; endeavors to provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the SEC and in other public communications made by the Company; and strives to be compliant with applicable governmental laws, rules and regulations. The Company has not formally adopted a written code of business conduct and ethics that governs the Company’s employees, officers and Directors as the Company is not required to do so.

In lieu of an Audit Committee, the Company’s Board of Directors is responsible for reviewing and making recommendations concerning the selection of outside auditors, reviewing the scope, results and effectiveness of the annual audit of the Company's financial statements and other services provided by the Company’s independent public accountants. The Board of Directors reviews the Company's internal accounting controls, practices and policies.

Code of Ethics

Our Board of Directors has not adopted a code of ethics. We anticipate that we will adopt a code of ethics when we increase either the number of our Directors or the number of our employees.

EXECUTIVE COMPENSATION

The following table sets forth all compensation paid by the Company for the fiscal years of 2017 and 2016.

Summary Executive Compensation Table:

Name and principal position (a)	Year ended December 31 (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
Gerald Brock	2016	120,758.04	0	0	0	0	0	0	120,758.04
(1)	2017	120,758.04	0	0	0	0	0	0	120,758.04
Paul Morrell	2016	48,893.52	0	0	0		0	0	48,893.52
(2)	2017	48,893.52	0	30,000	0	0	0	0	78,893.52
Amy	2016	40,960.00	0	0	0		0	0	40,960.00
Brock(3)	2017	40,960.00	0	0	0	0	0	0	40,960.00

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The table above does not include prerequisites and other personal benefits in amounts less than 10% of the total annual salary and other compensation. There have been no changes in the Company’s compensation policy since the end of the Company’s last fiscal year, December 31, 2017.

(1) Gerald Brock is the Company’s President, CEO, and a Director.

(2) Paul Morrell is the Company’s Vice President of Business Development.

(3) Amy Brock is the Company’s Secretary and Treasurer.

Narrative Disclosure to Summary Compensation Table

We have an employment agreement with Mr. Paul Morrell, our Vice President of Business Development. Under the terms of the employment agreement with Mr. Morrell, he is paid: (1) an initial starting salary at the rate of $700 net per week, (2) commissions in the amount equal to 3% of the net proceeds received by the Company to the extent that he is able to secure funds for the Company's ongoing operations and (3) to the extent that he identifies a buyer for the Company's business and such sale transaction is agreed to by the Company, commissions in an amount equal to I% of the consideration paid to the Company in that transaction. Mr. Morrell also received a grant of a total of 400,000 shares of common stock of the Company, of which 100,000 shares were issued in 2015 and 300,000 shares were issued in 2017.

No other employees have employment agreements with the Company. The compensation discussed herein addresses all compensation awarded to, earned by, or paid to our named executive officers. There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and directors other than as described herein.

Outstanding Equity Awards at Fiscal Year-End

There are no current outstanding equity awards to our executive officers as of December 31, 2017.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act may require our executive officers and Directors, and persons who own more than ten percent of our common stock to file reports of ownership and change in ownership with the Securities and Exchange Commission and the exchange on which the common stock is listed for trading. Executive officers, Directors and more than ten percent (10%) stockholders are required by regulations promulgated under the Exchange Act to furnish us with copies of all Section 16(a) reports filed. Based solely on our review of copies of the Section 16(a) reports filed for the fiscal year ended December 31, 2017, we believe that our executive officers, Directors and ten percent (10%) stockholders complied with all reporting requirements applicable to them.

Director Compensation

Our Board of Directors does not currently receive any consideration for their services as members of the Board of Directors. The Board of Directors reserves the right in the future to award the members of the Board of Directors cash or stock based consideration for their services to the Company, which awards, if granted shall be in the sole determination of the Board of Directors.

Executive Compensation Philosophy

Our Board of Directors determines the compensation given to our executive officers in their sole determination. Our Board of Directors also reserves the right to pay our executives a salary, and/or issue them shares of common stock issued in consideration for services rendered and/or to award incentive bonuses which are linked to our performance, as well as to the individual executive officer’s performance. This package may also include long-term stock based compensation to certain executives, which is intended to align the performance of our executives with our long-term business strategies. Additionally, the Board of Directors reserves the right to grant stock options in the future, if the Board in its sole determination believes such grants would be in the best interests of the Company.

Incentive Bonus

The Board of Directors may grant incentive bonuses to our executive officers in its sole discretion, if the Board of Directors believes such bonuses are in the Company’s best interest, after analyzing our current business objectives and growth, if any, and the amount of revenue we are able to generate each month, which revenue is a direct result of the actions and ability of such executives.

Long-term, Stock Based Compensation

In order to attract, retain and motivate executive talent necessary to support the Company’s long-term business strategy we may award certain executives with long-term, stock-based compensation in the future, in the sole discretion of our Board of Directors, which we do not currently have any immediate plans to award.

40

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this Prospectus, the number and percentage of outstanding shares of our common stock owned by: (a) each person who is known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock; and (b) all current directors and executive officers, as a group.

As of the date of this Prospectus, and including the securities described above, there were 77,638,333 shares of common stock issued and outstanding.

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date.

To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

Security Ownership of Officers and Directors

Name and Address of Beneficial Owner	Title of class	Amount and Nature of Beneficial Ownership	Percentage of Class Before Offering (1)	Percentage of Class After Offering (2)
Gerald Brock (3) (4)	Common Stock	18,448,705	23.76%	23.31%
Paul Morrell (3)(5)	Common Stock	400,000	0.5%	0.5%
Amy Brock (3) (6)	Common Stock	0	0%	0%

(1)	Based upon 77,638,333 shares outstanding as of the date of this offering.
(2)

Assumes sale of all 1,500,000 Shares offered in the aggregate by the Company, and a total of 79,138,333 shares outstanding following the offering assuming all Shares offered in the aggregate by the Company are sold.

(3)	The address of the Company’s Officers and Directors is 156 Court Street, Geneseo, NY 14454.
(4)	Gerald Brock is the Company’s Chief Executive Officer, President and Director.
(5)	Paul Morrell is the Company’s Vice President of Business Development.
(6)	Amy Brock is the Company’s Secretary and Treasurer.

Security Ownership of Certain Beneficial Owners

Name and Address of Beneficial Owner (1)	Title of class	Amount and Nature of Beneficial Ownership	Percentage of Class (2)	Percentage of Class After Offering (3)
Gerald Brock 156 Court Street, Geneseo, NY 14454	Common Stock	18,448,705	23.76%	23.31%

(1)	Under Rule 13d-3 promulgated under the Exchange Act, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

(2)	Based upon 77,638,333 shares outstanding as of the date of this offering.

(3)	Assumes sale of all 1,500,000 Shares offered in by the Company in the offering, and a total of 79,138,333 shares outstanding following the offering assuming all Shares offered by the Company are sold.

41

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Transactions with Related Persons

In the past, the Company has taken loans from a related party, Gerald Brock. Currently, the Company owes, as of March 31, 2018, loan amounts due to Mr. Brock in the amount of $788,500.

In 2016 and 2015 the Company advanced an affiliate, SkyWolf Wind Turbine Corporation, which is a corporation formed under the laws of Delaware (“SkyWolf Delaware”), $10,746 and $15,824, respectively, for operating expenses related to a contemplated business combination that was never consummated. SkyWolf Delaware has been dissolved as of September 30, 2016. The total advances of $26,570 were written off and included in other general and administrative expenses on the statements of operation during the year ended December 31, 2016.

In addition, the Company has a vendor that it contracts business with who is related to the majority shareholder. The vendor is also a shareholder of the Company. For the years ending December 31, 2016 and 2017, this vendor was paid $15,680 and $5,558 respectively, for contractor services. There were no amounts paid to this vendor for the three months ended March 31, 2018 or 2017.

The following shares were issued to, and are currently held by, persons related to Gerald Brock (an officer and director of the Company):

Richard Brock, Mr. Gerald Brock’s brother, was issued 115,000 shares of the Company’s common stock.

Melissa Brock and James Cucinotta, Mr. Gerald Brock’s niece and her husband, were collectively issued 105,000 shares of the Company’s common stock.

Patricia A. Cole, Mr. Gerald Brock’s sister, and Alan B. Cole were issued 100,000 shares of the Company’s common stock.

Other than the foregoing, none of the directors or executive officers of the Company, nor any person who owned of record or was known to own beneficially more than 5% of the Company’s outstanding shares of its common stock, nor any associate or affiliate of such persons or companies, has any material interest, direct or indirect, in any transaction that has occurred during the past fiscal year, or in any proposed transaction, which has materially affected or will affect the Company.

Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officers, Directors and significant stockholders. However, all of the transactions described above were approved and ratified by our Board of Directors. In connection with the approval of the transactions described above, our Board of Directors, took into account several factors, including their fiduciary duties to the Company; the relationships of the related parties described above to the Company; the material facts underlying each transaction; the anticipated benefits to the Company and related costs associated with such benefits; whether comparable products or services were available; and the terms the Company could receive from an unrelated third party.

We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional Directors, so that such transactions will be subject to the review, approval or ratification of our Board of Directors, or an appropriate committee thereof. With regard to any future related party transaction, we plan to fully disclose any and all related party transactions in the following manner:

•	Disclosing such transactions in reports where required;

•	Disclosing in any and all filings with the SEC, where required;

•	Obtaining disinterested directors consent; and

•	Obtaining shareholder consent where required.

Director Independence

Quotations for the Company’s common stock are entered on the Over-the-Counter Bulletin Board inter-dealer quotation system, which does not have director independence requirements. For purposes of determining director independence, the Company applied the definitions set out in NASDAQ Rule 4200(a)(15). Under NASDAQ Rule 4200(a)(15), a director is not considered to be independent if he or she is also an executive officer or employee of the corporation. As a result, the Company does not have any independent directors. Our director, Gerald Brock, is also an executive officer of the Company.

42

LEGAL MATTERS

Cassidy & Associates, Beverly Hills, California (“Cassidy & Associates”), has given its opinion as attorneys-at-law regarding the validity of the issuance of the Shares offered by the Company. James Cassidy, a member of the law firm of Cassidy & Associates, is an officer and director of Tiber Creek Corporation and may be considered the beneficial owner of 125,000 shares of common stock of the Company.

Interest of Counsel

Cassidy & Associates, counsel for the Company, who has given an opinion upon the validity of the securities being registered and upon other legal matters in connection with the registration or offering of such securities, had, or is to receive in connection with the offering, a substantial interest in the Company and was connected with the Company through James Cassidy, a partner of Cassidy & Associates.

EXPERTS

Freed Maxick CPAs, P.C., an independent registered public accounting firm, has audited the balance sheet of SkyWolf Wind Turbine Corp. as of December 31, 2017, and the related statements of operations, changes in stockholders’ equity (deficit), and cash flows for the year ending December 31, 2017.

Anton & Chia LLP, an independent registered public accounting firm, has audited the balance sheet of SkyWolf Wind Turbine Corporation as of December 31, 2016, and the related statements of operations, changes in stockholders’ equity (deficit), and cash flows for the year ending December 31, 2016.

The Company has included such financial statements in the prospectus and elsewhere in the registration statement in reliance on the reports by the abovementioned independent registered public accounting firms given their authority as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

The Company’s certificate of incorporation includes an indemnification provision that provides that the Company shall indemnify directors against monetary damages to the Company or any of its shareholders or others by reason of a breach of the director’s fiduciary duty or otherwise, except under certain limited circumstances.

The certificate of incorporation does not specifically indemnify the officers or directors or controlling persons against liability under the Securities Act. However, the indemnification provided in the certificate of incorporation is broad and should be considered to be of a broad scope and wide extent.

The Securities and Exchange Commission’s position on indemnification of officers, directors and control persons under the Securities Act by the Company is as follows:

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO DIRECTORS, OFFICERS AND CONTROLLING PERSONS OF THE SMALL BUSINESS ISSUER PURSUANT TO THE RULES OF THE COMMISSION, OR OTHERWISE, THE SMALL BUSINESS ISSUER HAS BEEN ADVISED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS, THEREFORE, UNENFORCEABLE.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits thereto. Statements contained in this prospectus as to the contents of any contract or other document that is filed as an exhibit to the registration statement are not necessarily complete and each such statement is qualified in all respects by reference to the full text of such contract or document. For further information with respect to us and the common stock, reference is hereby made to the registration statement and the exhibits thereto, which may be inspected and copied at the principal office of the SEC, 100 F Street NE, Washington, D.C. 20549, and copies of all or any part thereof may be obtained at prescribed rates from the Commission’s Public Reference Section at such addresses. Also, the SEC maintains a World Wide Web site on the Internet at http://www.sec.gov that contains reports and other information regarding registrants that file electronically with the SEC. We also make available free of charge our annual, quarterly and current reports, and other information upon request. To request such materials, please contact Mr. Gerald Brock, our Chief Executive Officer.

43

INDEX TO FINANCIAL STATEMENTS

SKYWOLF WIND TURBINE CORP.

March 31, 2018

44

SKYWOLF WIND TURBINE CORP.

Balance Sheets as of

March 31, 2018 and December 31, 2017

	March 31,
	2018	December 31,
	(Unaudited)	2017

ASSETS

Current Assets:
Cash	$2,016	$48,593
Inventory	72,720	73,082
Prepaid insurance	1,420	2,481
Total Current Assets	76,156	124,156

Property and equipment, net	13,796	15,577

TOTAL ASSETS	$89,952	$139,733

LIABILITIES AND SHAREHOLDERS' DEFICIT

Current Liabilities:
Accounts payable and accrued expenses	$68,161	$49,434
Current portion of loan payable	32,921	28,300
Shareholder loan	788,500	735,500
Total Current Liabilities	889,582	813,234

Total Liabilities	889,582	813,234

Commitments and Contingent Liabilities (Note 8)	-	-

Shareholders' Deficit:
Common stock - $0.001 par value, 110,000,000 shares authorized, 76,032,500 and 75,982,500 shares issued and outstanding at March 31, 2018 and December 31, 2017 respectively	76,033	75,983
Additional paid-in capital	2,507,912	2,497,962
Accumulated deficit	(3,383,575)	(3,247,446)
Total Shareholders' Deficit	(799,630)	(673,501)

TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT	$89,952	$139,733

The accompanying notes are an integral part of these financial statements

F-2

SKYWOLF WIND TURBINE CORP.

Statements of Operations

(Unaudited)

	For the Three	For the Three
	Months Ended	Months Ended
	and Year to Date	and Year to Date
	March 31, 2018	March 31, 2017

Revenue	$-	$-

Cost of Sales	-	-

Gross Profit	-	-

Operating Expenses:
Compensation and benefits	82,424	104,630
Other general and administrative	52,125	69,484
Total Operating Expenses	134,549	174,114

Loss From Operations	(134,549)	(174,114)

Other (Expense):
Interest expense	(1,580)	(3,696)
Income taxes	-	-
Total Other Expense	(1,580)	(3,696)

NET LOSS	$(136,129)	$(177,810)

Net Loss Per Share, Basic and Diluted	$0.00	$0.00

Weighted Average Outstanding Shares Basic and Diluted	75,988,056	73,736,497

The accompanying notes are an integral part of these financial statements

F-3

SKYWOLF WIND TURBINE CORP.

Statements of Changes in Shareholders' Deficit

For the Year Ended December 31, 2017 and the Three Months Ended March 31, 2018 (Unaudited)

			Additional		Total
	Common Stock		Paid-In	Accumulated	Shareholders'
	Shares	Par Value	Capital	Deficit	Deficit

Balance - December 31, 2016	72,192,500	$72,193	$2,138,652	$(2,654,863)	$(444,018)

Proceeds of common stock issued	3,261,500	3,261	290,989	-	294,250

Common stock issued to employees, consultants and agents, net of redemption	528,500	529	68,321	-	68,850

Net loss	-	-	-	(592,583)	(592,583)

Balance - December 31, 2017	75,982,500	$75,983	$2,497,962	$(3,247,446)	$(673,501)

Proceeds of common stock issued	50,000	50	9,950	-	10,000

Net loss	-	-	-	(136,129)	(136,129)

Balance - March 31, 2018	76,032,500	$76,033	$2,507,912	$(3,383,575)	$(799,630)

The accompanying notes are an integral part of these financial statements

F-4

SKYWOLF WIND TURBINE CORP.

Statements of Cash Flows

For the Three Months Ended March 31, 2018 and 2017 (Unaudited)

	March 31, 2018	March 31, 2017

Cash flows from operating activities:
Net loss	$(136,129)	$(177,810)
Adjustments to reconcile net loss to net cash used in operating activities:
Non cash items:
Depreciation	1,781	1,781
Stock issued to employees, consultants and agents	-	48,525
Change in operating assets and liabilities:
Accounts receivable	-	14,800
Inventory	362	(12,679)
Prepaid insurance	1,061	1,062
Accounts payable and accrued expenses	18,727	(10,608)
Net cash used in operating activities	(114,198)	(134,929)

Cash flows from financing activities:
Proceeds from loan	13,700	-
Loan payable payments	(9,079)	(6,963)
Proceeds from common stock issuance	10,000	266,250
Proceeds from shareholder loan	53,000	16,500
Net cash provided by financing activities	67,621	275,787

Net (decrease) increase in cash	(46,577)	140,858

Cash, beginning of year	48,593	3,859

CASH, END OF PERIOD	$2,016	$144,717

Supplemental disclosures and cash flow information:
Interest paid	$1,580	$3,696
Taxes paid	$-	$400

The accompanying notes are an integral part of these financial statements

F-5

SKYWOLF WIND TURBINE CORP.

Notes to Financial Statements

For the Three Months Ended March 31, 2018

and the Year Ended December 31, 2017

Note 1 – Description of Business:

Skywolf Wind Turbine Corp. (“Skywolf” or “the Company”) designs, manufactures and sells mid-size ("small wind") wind turbines for electric power production, including wind-solar hybrid turbines. Its products are used in generating electricity to power homes and businesses, as well as charge batteries, and are sold through a network of distributors.

The Company was incorporated in New York State in 2010 and is located in Geneseo, New York. Its founder, Gerald E. Brock, serves as the sole director and president.

Note 2 – Summary of Significant Accounting Policies:

The information furnished herewith reflects all adjustments which are, in the opinion of management, necessary for a fair presentation of the results for the period. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to SEC rules and regulations, although the Company believes the disclosures which are made are adequate to make the information presented not misleading.

The financial statements contained herein should be read in conjunction with the financial statements and notes thereto included in the Company’s latest S-1/A for the year ended December 31, 2017 filed on April 20, 2018. These interim financial statements are unaudited.

Use of Estimates – The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash – For financial statement presentation purposes, the Company considers all short-term, highly liquid investments with original maturities of three months or less to be cash and cash equivalents. The Company maintains its cash and cash equivalents in bank deposit accounts, which at times may exceed federally-insured limits. The Company believes it is not exposed to any significant credit risk as a result of any non-performance by the financial institution.

Accounts Receivable – Credit is granted to substantially all customers. The Company carries its accounts receivable at invoice amount less any allowance for doubtful accounts.

Allowance For Doubtful Accounts – As of March 31, 2018 and December 31, 2017 there are no anticipated bad debts. Therefore, an allowance for doubtful accounts was not recorded.

F-6

SKYWOLF WIND TURBINE CORP.

Notes to Financial Statements

For the Three Months Ended March 31, 2018

and the Year Ended December 31, 2017

Note 2 – Summary of Significant Accounting Policies (Continued):

Inventory – Inventory consists of unassembled parts and is stated at the lower of cost or net realizable value. The Company capitalizes applicable direct and indirect costs incurred in inventory production. Obsolete inventory is reserved for and there was no reserve at March 31, 2018 or December 31, 2017.

Property and Equipment – Property and equipment consists of software and equipment. Depreciation is recorded on a straight-line basis over periods considered by management to be the assets' useful lives. Expenditures for repairs, minor items and maintenance are charged to operations as incurred. Any gain or loss upon sale or retirement due to obsolescence is recorded in operating results in the period it takes place. Software is being depreciated over three years and equipment is being depreciated over five years.

Impairment of Long-Lived Assets – Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net discounted cash flows expected to be generated by the asset, including its ultimate disposition. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of an asset exceeds the fair value of the asset. Fair value is determined based on discounted cash flows or appraised values, depending on the nature of the asset. There was no impairment considered necessary for the three months ended March 31, 2018.

Fair Value of Financial Instruments – The carrying value of cash, prepaid expenses, accounts payable, loan payable and accrued expenses are reasonable estimates of their fair value due to their short maturity. The fair value of the loan from the principal shareholder is expected to be less than the carrying value due to the lack of interest being charged and uncertainty regarding timing of repayment. The fair value is further dependent on the Company’s ability to generate cash.

Revenue Recognition – Beginning January 1, 2018 the Company adopted Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers (Topic 606), or ASU 606, ASU 606. This guidance requires us to recognize revenue when we transfer promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. Additionally, the new guidance requires enhanced disclosures, including revenue recognition policies to identify performance obligations to customers and significant judgements in measurements and recognition. The new guidance did not have an impact on the historical or current financial statements based on the lack of revenue. This new standard will be considered in the future as contracts are entered into.

Advertising Costs – Advertising costs are expensed when incurred. Advertising costs were $3,563 and $1,607 for the three months ending March 31, 2018 and 2017, respectively.

F-7

SKYWOLF WIND TURBINE CORP.

Notes to Financial Statements

For the Three Months Ended March 31, 2018

and the Year Ended December 31, 2017

Note 2 – Summary of Significant Accounting Policies (Continued):

Research and Development Costs – All costs of research and development are charged to operations as incurred. Research and development costs consist of expenses for inventing and testing turbine prototypes, including the materials and other direct costs of constructing prototype turbines, as well as related equipment employed in research and development activity.

Income Taxes – The Company accounts for income taxes in accordance with FASB ASC 740. Deferred taxes are provided using the “asset and liability approach." That requires recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities. This method uses statutory tax rates in effect for the year in which the temporary differences are expected to reverse and gives immediate effect to changes in income tax rates upon enactment. Deferred assets are recognized, net of any valuation allowance, for temporary differences and net operating loss and tax credit carryforwards. Deferred income tax expense/benefit for a year is the net change in that year's deferred tax asset and liability balances.

The Company has deferred tax assets of its net operating loss and tax credit carryforwards. However, due to the uncertainty of future profits to absorb the carryforwards, an offsetting valuation allowance was recorded to reduce all the deferred tax assets to zero.

Basic and Diluted Loss per Share – Basic earnings or loss per share reflect the weighted average of shares issued and outstanding during the period. Diluted earnings per share are computed including the additional shares that would have been outstanding if dilutive potential shares (option or warrant shares, for example) were issued. No dilutive potential shares exist.

Recent Accounting Pronouncements – In February 2016, FASB issued ASU No. 2016-02, Leases (Topic 842). The core principle of Topic 842 is that a lessee should recognize the assets and liabilities that arise from leases. ASU 2016-02 is effective for public companies for annual reporting periods beginning after December 15, 2018, and interim periods within those fiscal years. The guidance may be adopted prospectively or retrospectively and early adoption is permitted. The Company is currently assessing the impact the adoption of ASU 2016-02 will have on its financial statements.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force) and the United States Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company’s present or future financial statements.

F-8

SKYWOLF WIND TURBINE CORP.

Notes to Financial Statements

For the Three Months Ended March 31, 2018

and the Year Ended December 31, 2017

Note 3 – Going Concern:

The Company has adopted Accounting Standards Update No. 2014-15, “Presentation of Financial Statements-Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (“ASU 2014-15”). As a result, management is required to evaluate whether there are relevant conditions and events that would indicate the probability of the Company’s inability to meet its obligations as they become due within one year of the date the financial statements are issued.

The financial statements have been prepared under the assumption that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the financial statements, the Company had an accumulated deficit of $3,383,575 as of March 31, 2018, a net loss of $136,129 and net cash used in operating activities of $114,198 for the three months ended March 31, 2018. The Company is in the process of going public, which is expected to facilitate the Company’s ability to obtain capital. Until this happens, there can be no assurances to that effect and it is therefore not considered a mitigating factor in determining the probability that the Company will meet its operations.

The Company has a sales order for up to $53,250,000 plus installation, shipping, travel and field engineering. As of the date of issuance of the financial statements the contract is in the process of being finalized. A sixty percent down payment is expected to be received in the third quarter.

Through oral conveyance, management affirms that it is probable that it will meet its obligations through advances from the Company’s Director and controlling shareholders, through the private sale of stock and through the sale of the Company’s wind turbines. However, since these advances have not been received or agreed to in writing as of the issuance of these financial statements, the conditions raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date these financial statements are issued.

The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

F-9

SKYWOLF WIND TURBINE CORP.

Notes to Financial Statements

For the Three Months Ended March 31, 2018

and the Year Ended December 31, 2017

Note 4 – Property and Equipment:

Property and equipment consists of the following at March 31, 2018 and December 31, 2017:

	2018	2017

Software	$1,795	$1,795
Equipment	32,622	32,622
	34,417	34,417
Accumulated depreciation	(20,621)	(18,840)
	$13,796	$15,577

Depreciation expense for the three months ended March 31, 2018 was $1,781 and for the three months ended March 31, 2017 was $1,781 and is included in other general and administrative expenses on the statements of operations.

Note 5 – Shareholder Loan:

Unsecured loan balances from the founder and major shareholder for the three months ended March 31, 2018 was $788,500 and for the year ended December 31, 2017 was $735,500, respectively. Borrowings by the Company during the three months ended March 31, 2018 was $53,000 and for the year ended December 31, 2017 was $289,500, respectively, for working capital. The loans are non-interest bearing and have no repayment terms.

Note 6 – Loan Payable:

On September 16, 2016 the Company obtained a $66,100 term loan from a financing company. The loan’s interest rate is 28.70% and will be paid on weekly installments of $820. The loan payback period is 24 months. The amount outstanding at March 31, 2018 is $19,221 which will be paid in full by September of 2018. Interest expense amounted to $1,580 for the three months ended and $11,837 for the year ending December 31, 2017, respectively. The loan is secured by the assets of the Company.

On March 8, 2018 the Company obtained a $13,700 business use line of credit from a financing company. The loan’s interest rate is 42.42% and will be paid back on a monthly basis of approximately $1,420. The loan payback period is 12 months. The amount outstanding at March 31, 2018 is $13,700. There were no paybacks for the three months ending March 31, 2018. This loan is personally guaranteed by the stockholder.

Note 7 – Stockholders’ Deficit:

During the first quarter of 2018, 50,000 shares of stock were issued in exchange for $10,000.

F-10

SKYWOLF WIND TURBINE CORP.

Notes to Financial Statements

For the Three Months Ended March 31, 2018

and the Year Ended December 31, 2017

Note 8 – Commitments and Contingencies:

The lease for the Company's facility in Geneseo, NY is month to month. The lease amount is $1,500 per month.

Note 9 – Related Party

The Company has a vendor that it contracts business with who is related to the majority shareholder. The vendor is also a shareholder of the Company. For the three months ending March 31, 2018 and 2017 this vendor was paid $0.

Note 10 - Subsequent Event

On June 15, 2018 the Company obtained a $35,000 business use line of credit from a financing company. The loan’s interest rate is 58% and will be paid back on a weekly basis of approximately $1,728. The loan payback period is approximately 6 months.

During its second quarter of 2018, the Company also sold 1,035,000 shares of stock was issued in exchange for $116,000.

F-11

INDEX TO FINANCIAL STATEMENTS

SKYWOLF WIND TURBINE CORP.

December 31, 2017

F-12

Report of Independent Registered Public Accounting Firm

To the Board of Directors of

SkyWolf Wind Turbine Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of SkyWolf Wind Turbine Corp. (the Company) as of December 31, 2017, the related statements of operations, changes in shareholders’ equity (deficit) and cash flows for the year then ended, and the related notes to the financial statements (collectively, the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered recurring losses from operations, has negative working capital, a stockholders’ deficiency, and will be dependent on obtaining future financing or increasing cash flow from operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Freed Maxick CPAs, P.C.

We have served as the Company’s auditor since 2017.

Rochester, New York

April 20, 2018

F-13

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholder of Skywolf Wind Turbine Corporation

We have audited the accompanying balance sheets of Skywolf Wind Turbine Corporation (the "Company") as of December 31, 2016, and the related statements of operations, stockholders' equity (deficit) and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2016, and the results of its operations and its cash flows for the year then ended; in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3, the Company has not yet generated enough revenues from its operations to cover its operating expense and has incurred an accumulated deficit of $2,654,863 since inception. These conditions, among others, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans concerning these matters are also described in Note 3 to the financial statements, which include continuing to obtain additional financing and achieving profitable operations. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Anton & Chia, LLP

Newport Beach, California
May 15, 2017

F-14

SKYWOLF WIND TURBINE CORP.

BALANCE SHEETS as of

December 31, 2017 and 2016

	2017	2016

ASSETS

Current Assets:
Cash	$48,593	$3,859
Accounts receivable	-	14,800
Inventory	73,082	109,122
Prepaid insurance	2,481	2,476
Total Current Assets	124,156	130,257

Property and equipment, net	15,577	22,700

TOTAL ASSETS	$139,733	$152,957

LIABILITIES AND SHAREHOLDERS' DEFICIT

Current Liabilities:
Accounts payable and accrued expenses	$49,434	$51,878
Current portion of loan payable	28,300	30,831
Deferred revenue - customer deposits	-	40,000
Shareholder loan	735,500	446,000
Total Current Liabilities	813,234	568,709

Long-Term Liabilities:
Loan payable	-	28,266
Total Long-Term Liabilities	-	28,266

Total Liabilities	813,234	596,975

Commitments and contingent liabilities	-	-

Shareholders' Deficit:
Common stock - $0.001 par value, 110,000,000 shares authorized, 75,982,500 and 72,192,500 shares issued and outstanding at December 31, 2017 and 2016, respectively	75,983	72,193
Additional paid-in capital	2,497,962	2,138,652
Accumulated deficit	(3,247,446)	(2,654,863)
Total Shareholders' Deficit	(673,501)	(444,018)

TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT	$139,733	$152,957

The accompanying notes are an integral part of these financial statements

F-15

SKYWOLF WIND TURBINE CORP.

STATEMENTS OF OPERATIONS

For the Years Ended December 31, 2017 and 2016

	2017	2016

Revenue	$49,000	$99,800

Cost of Sales	57,171	62,579

Gross (Loss) Profit	(8,171)	37,221

Operating Expenses:
Compensation and benefits	376,458	345,810
Other general and administrative	196,117	156,115
Research and development	-	2,763
Total Operating Expenses	572,575	504,688

Loss From Operations	(580,746)	(467,467)

Other (Expense):
Interest expense	(11,837)	(4,476)
Total Other Expense	(11,837)	(4,476)

NET LOSS	$(592,583)	$(471,943)

Net Loss Per Share, Basic and Diluted	$(0.01)	$(0.01)
	-
Weighted Average Outstanding Shares During The Year	75,910,761	72,192,500

The accompanying notes are an integral part of these financial statements

F-16

SKYWOLF WIND TURBINE CORP.

STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)

For the Years Ended December 31, 2017 and 2016

			Additional		Total
	Common Stock		Paid-In	Accumulated	Shareholders'
	Shares	Par Value	Capital	Deficit	Equity (Deficit)

Balance - December 31, 2015	72,192,500	$72,193	$2,138,652	$(2,182,920)	$27,925

Net loss	-	-	-	(471,943)	(471,943)

Balance - December 31, 2016	72,192,500	$72,193	$2,138,652	$(2,654,863)	$(444,018)

Proceeds of common stock issued	3,261,500	3,261	290,989	-	294,250

Common stock issued to employees, consultants and agents, net of redemption	528,500	529	68,321	-	68,850

Net loss	-	-	-	(592,583)	(592,583)

Balance - December 31, 2017	75,982,500	$75,983	$2,497,962	$(3,247,446)	$(673,501)

The accompanying notes are an integral part of these financial statements

F-17

SKYWOLF WIND TURBINE CORP.

STATEMENTS OF CASH FLOWS

For the Years Ended December 31, 2017 and 2016

	2017	2016

Cash flows from operating activities:
Net loss	$(592,583)	$(471,943)
Adjustments to reconcile net loss to net cash used in operating activities:

Non Cash Items:
Depreciation	7,123	7,123
Writeoff of due from affiliate	-	26,570
Stock issued to employees, consultants and agents	68,850	-
Change in operating assets and liabilities:
Accounts receivable	14,800	(14,800)
Prepaid expenses	(5)	-
Inventory	36,040	(2,337)
Accounts payable and accrued expenses	(2,444)	408
Deferred revenue	(40,000)	40,000
Net cash used in operating activities	(508,219)	(414,979)

Cash flows from investing activities:
Advances to affiliate		(10,746)
Net cash used in investing activities	-	(10,746)

Cash flows from financing activities:
Proceeds from loan payable	-	66,100
Loan payable payments	(30,797)	(7,002)
Proceeds on shareholder loans	289,500	290,000
Repayment of shareholder loan	-	(20,000)
Proceeds of common stock issuance	294,250	-
Net cash provided by financing activities	552,953	329,098

Net increase (decrease) in cash	44,734	(96,627)

Cash, beginning of year	3,859	100,486

CASH, END OF YEAR	$48,593	$3,859

Supplemental disclosures and cash flow information:
Interest paid	$11,837	$4,476
Income taxes paid	$50	$164

The accompanying notes are an integral part of these financial statements

F-18

SKYWOLF WIND TURBINE CORP.

Notes to Financial Statements

December 31, 2017 and 2016

Note 1 – Description of Business:

SkyWolf Wind Turbine Corp. (“SkyWolf” or “the Company”) designs, manufactures and sells mid-size ("small wind") wind turbines for electric power production, including wind-solar hybrid turbines. Its products are used in generating electricity to power homes and businesses, as well as charge batteries, and are sold through a network of distributors.

The Company was incorporated in New York State in 2010 and is located in Geneseo, New York. Its founder, Gerald E. Brock, serves as the sole director and president.

Note 2 – Summary of Significant Accounting Policies:

The accompanying financial statements have been prepared in accordance with the accrual basis of accounting, which is in accordance with accounting principles generally accepted in the United States of America (US GAAP).

Use of Estimates – The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash – For financial statement presentation purposes, the Company considers all short-term, highly liquid investments with original maturities of three months or less to be cash and cash equivalents. The Company maintains its cash and cash equivalents in bank deposit accounts, which at times may exceed federally-insured limits. The Company believes it is not exposed to any significant credit risk as a result of any non-performance by the financial institution.

Accounts Receivable – Credit is granted to substantially all customers. The Company carries its accounts receivable at invoice amount less any allowance for doubtful accounts.

Allowance For Doubtful Accounts – As of December 31, 2017 and 2016 there are no anticipated bad debts. Therefore, an allowance for doubtful accounts was not recorded.

Inventory – Inventory consists of unassembled parts and is stated at the lower of cost or net realizable value. The Company capitalizes applicable direct and indirect costs incurred in inventory production. Obsolete inventory is reserved for and there was no reserve at December 31, 2017 or 2016.

Property and Equipment – Property and equipment consists of software and equipment. Depreciation is recorded on a straight line basis over periods considered by management to be the assets' useful lives. Expenditures for repairs, minor items and maintenance are charged to operations as incurred. Any gain or loss upon sale or retirement due to obsolescence is recorded in operating results in the period it takes place. Software is being depreciated over three years and equipment is being depreciated over five years.

F-19

SKYWOLF WIND TURBINE CORP.

Notes to Financial Statements

December 31, 2017 and 2016

Note 2 – Summary of Significant Accounting Policies (Continued):

Impairment of Long-Lived Assets – Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net discounted cash flows expected to be generated by the asset, including its ultimate disposition. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of an asset exceeds the fair value of the asset. Fair value is determined based on discounted cash flows or appraised values, depending on the nature of the asset. There was no impairment considered necessary for the years ended December 31, 2017 and 2016.

Fair Value of Financial Instruments – The carrying value of cash, prepaid expenses, accounts payable, loan payable and accrued expenses are reasonable estimates of their fair value due to their short maturity. The fair value of the loan from the principal shareholder is expected to be less than the carrying value due to the lack of interest being charged and uncertainty regarding timing of repayment. The fair value is further dependent on the Company’s ability to generate cash.

Revenue Recognition – Revenue is recognized when all the following conditions are satisfied: (1) there is persuasive evidence of an arrangement, (2) a service or product has been provided to a customer, (3) the sale price to be paid by the customer is fixed or determinable, and (4) collection of the sale price is reasonably assured. Amounts collected prior to satisfying these conditions are recorded as customer deposits.

Advertising Costs – Advertising costs are expensed when incurred. Advertising costs were $12,098 and $16,133 for the years ended December 31, 2017 and 2016, respectively.

Research and Development Costs – All costs of research and development are charged to operations as incurred. Research and development costs consist of expenses for inventing and testing turbine prototypes, including the materials and other direct costs of constructing prototype turbines, as well as related equipment employed in research and development activity.

Income Taxes – The Company accounts for income taxes in accordance with FASB ASC 740. Deferred taxes are provided using the “asset and liability approach." That requires recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities. This method uses statutory tax rates in effect for the year in which the temporary differences are expected to reverse and gives immediate effect to changes in income tax rates upon enactment. Deferred assets are recognized, net of any valuation allowance, for temporary differences and net operating loss and tax credit carryforwards. Deferred income tax expense/benefit for a year is the net change in that year's deferred tax asset and liability balances.

F-20

SKYWOLF WIND TURBINE CORP.

Notes to Financial Statements

December 31, 2017 and 2016

Note 2 – Summary of Significant Accounting Policies (Continued):

The Company has deferred tax assets of its net operating loss and tax credit carryforwards. However, due to the uncertainty of future profits to absorb the carryforwards, an offsetting valuation allowance was recorded to reduce all the deferred tax assets to zero.

Basic and Diluted Loss per Share – Basic earnings or loss per share reflect the weighted average of shares issued and outstanding during the period. Diluted earnings per share are computed including the additional shares that would have been outstanding if dilutive potential shares (option or warrant shares, for example) were issued. No dilutive potential shares exist.

Recent Accounting Pronouncements - In May 2014, the Financial Accounting Standards Board, or FASB, issued Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers (Topic 606), or ASU 606. ASU 606 provides guidance outlining a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers that supersedes most current revenue recognition guidance. This guidance requires us to recognize revenue when we transfer promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The original effective date of the guidance would have required us to adopt at the beginning of our first quarter of fiscal 2017; however, the FASB approved an optional one-year deferral of the effective date. Additionally, the new guidance requires enhanced disclosures, including revenue recognition policies to identify performance obligations to customers and significant judgements in measurements and recognition. The new guidance may be applied retrospectively to each prior period presented or retrospectively with the cumulative effect recognized as of the date of adoption. The Company does not expect the adoption of this principle to have a material impact on the financial statements.

In February 2016, FASB issued ASU No. 2016-02, Leases (Topic 842). The core principle of Topic 842 is that a lessee should recognize the assets and liabilities that arise from leases. ASU 2016-02 is effective for public companies for annual reporting periods beginning after December 15, 2018, and interim periods within those fiscal years. The guidance may be adopted prospectively or retrospectively and early adoption is permitted. The Company is currently assessing the impact the adoption of ASU 2016-02 will have on its financial statements.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force) and the United States Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company’s present or future financial statements.

F-21

SKYWOLF WIND TURBINE CORP.

Notes to Financial Statements

December 31, 2017 and 2016

Note 3 – Going Concern:

The Company has adopted Accounting Standards Update No. 2014-15, “Presentation of Financial Statements-Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (“ASU 2014-15”). As a result, management is required to evaluate whether there are relevant conditions and events that would indicate the probability of the Company’s inability to meet its obligations as they become due within one year of the date the financial statements are issued.

The financial statements have been prepared under the assumption that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the financial statements, the Company had an accumulated deficit of $3,247,446 as of December 31, 2017, a net loss of $592,583 and net cash used in operating activities of $508,219 for the year ended December 31, 2017. The Company is in the process of going public, which is expected to facilitate the Company’s ability to obtain capital. Until this happens, there can be no assurances to that effect and it is therefore not considered a mitigating factor in determining the probability that the Company will meet its operations.

The Company is in the process of negotiating and finalizing a sales order for up to $53,250,000 plus installation, shipping, travel and field engineering. As of the date of issuance of the financial statements the order is in preliminary stages and had not yet been finalized.

Through oral conveyance, management affirms that it is probable that it will meet its obligations through advances from the Company’s Director and controlling shareholders, through the private sale of stock and through the sale of the Company’s wind turbines. However, since these advances have not been received or agreed to in writing as of the issuance of these financial statements, the conditions raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date these financial statements are issued.

The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

F-22

SKYWOLF WIND TURBINE CORP.

Notes to Financial Statements

December 31, 2017 and 2016

Note 4 – Property and Equipment:

Property and equipment consists of the following at December 31, 2017 and 2016:

	2017	2016

Software	$1,795	$1,795
Equipment	32,622	32,622
	34,417	34,417
Accumulated depreciation	(18,840)	(11,717)
	$15,577	$22,700

Depreciation expense for the years ended December 31, 2017 and 2016 was $7,123 and is included in other general and administrative expenses on the statements of operations.

Note 5 – Shareholder Loan:

Unsecured loan balances from the founder and major shareholder at December 31, 2017 and 2016 were $735,500 and $446,000, respectively. Borrowings by the Company during the years ended December 31, 2017 and 2016 were $289,500 and $245,000, respectively, for working capital. The loans are non-interest bearing and have no repayment terms.

Note 6 – Loan Payable:

On September 16, 2016 the Company obtained a $66,100 term loan from a financing company. The loan’s interest rate is 28.70% and will be paid on weekly installments of $820. The loan payback period is 24 months. The amount outstanding at December 31, 2017 is $28,300 which will be paid in full by September of 2018. Interest expense amounted to $11,837 and $4,476 for years ending December 31, 2017 and 2016, respectively. The loan is secured by the assets of the Company.

Note 7 – Stockholders’ Deficit:

During the first quarter of 2017, 2,981,500 shares of stock were issued in exchange for $266,250.

During the second quarter of 2017, 280,000 shares of stock was issued in exchange for $28,000.

In addition, 628,500 shares of stock were issued to employees, consultants and agents for a total of $68,850. A fair value per share of approximately $0.10 was used to settle compensation costs and professional fees incurred. This amount has been expensed in the statements of operations.

During 2017, 100,000 shares of previously issued common stock were cancelled reducing the number of shares outstanding as of December 31, 2017.

In 2016, the Company did not issue any shares of common stock.

F-23

SKYWOLF WIND TURBINE CORP.

Notes to Financial Statements

December 31, 2017 and 2016

Note 8 – Commitments and Contingencies:

The lease for the Company's facility in Geneseo, NY is month to month. The lease amount is $1,500 per month.

Note 9 – Income Taxes:

Following is a summary of the components giving rise to the income tax benefits for the periods ended December 31:

	2017	2016
Current
Federal	$-	$-
State	-	-
Total current	-	-

Deferred provision (benefit)
Federal	$(52,533)	$(179,248)
State	120,939	(26,360)
Total deferred provision (benefit)	68,406	(205,608)
Less: adjustment to valuation allowance	(68,406)	205,608
Net income tax provision (benefit)	$-	$-

Individual components of the deferred tax asset are as follows at December 31:

	2017	2016

Net operating loss carryforwards	$870,311	$931,730
Depreciable property	4,610	11,597
Tax credit carryforward	35,727	35,727
Total deferred tax asset	910,648	979,054
Less valuation allowance	(910,648)	(979,054)
Net deferred tax assets	$-	$-

The Company has $2,942,572 in net operating loss carryforwards (NOLs), and $35,727 in tax credit carryforwards available to reduce future taxable income. The NOLs expire between 2031 and 2037. Additional deferred tax benefits relate to timing differences for depreciation of fixed assets. Due to uncertainty regarding the Company's ability to generate sufficient taxable income in the future to utilize the NOLs and tax credits before they expire, the Company recorded a valuation allowance to fully offset its deferred tax assets.

F-24

SKYWOLF WIND TURBINE CORP.

Notes to Financial Statements

December 31, 2017 and 2016

Note 9 – Income Taxes (Continued):

The differences between the United States statutory federal income tax rate and the effective income tax rate in the accompanying statement of operations are as follows:

	2017	2016

Tax benefit at statutory tax rates provision (benefit)	$(201,478)	$(205,731)
Adjustment to Permanent Items	10,269	-
Adjustment in state tax rate	120,939	-
Adjustment due to tax reform	130,698	-
Miscellaneous	(1,959)	123
Prior year true-up	9,937	-
Adjust Valuation Allowance	(68,406)	205,608
Provision (benefit)	$-	$-

The Company files a federal and New York State corporate income tax returns. The Company’s returns for the years ended December 31, 2014 through December 31, 2017 are open to audit under the applicable statute of limitations. There are no pending audits as of December 31, 2017.

ASC 740 provides guidance on the financial statement recognition and measurement for uncertain tax positions that are taken or expected to be taken in a company’s income tax return. The Company has no uncertain tax positions as of December 31, 2017.

The Tax Cuts and Jobs Act of 2017 (The TCJA) was signed into law on December 22, 2017. The TJCA includes significant changes to the U.S. Corporate income tax system, including, but not limited to, (1) reducing the U.S. federal corporate tax rate from 35 percent to 21 percent; (2) elimination of the corporate alternative minimum tax (AMT) and changing how existing AMT credits can be realized; and (3) changing rules related to usage and limitation of net operating loss carryforwards created in tax years beginning after December 31, 2017. The effect of the rate change attributable to the TJCA on the Company’s effective tax rate was provision expense of $130,698 in decreasing the Company’s deferred tax assets. Since the company is in a full valuation allowance position, the change in the federal corporate rate had no effect on the calculation of the Company’s tax provision, which remained at zero or on its balance sheet.

Internal Revenue Code Section 382 imposes limitations on the availability of a company's net operating losses and other corporate tax attributes as ownership changes occur. A full valuation allowance has been established for the deferred tax asset related to the carryforward tax benefits.

Accordingly, any limitation resulting from Section 382 application is not expected to have a material effect on the Company's financial statements.

F-25

SKYWOLF WIND TURBINE CORP.

Notes to Financial Statements

December 31, 2017 and 2016

Note 9 – Income Taxes (Continued):

The valuation allowance for deferred tax assets decreased by $68,406 during the year, ended December 31, 2017. The decrease in the valuation allowance was primarily due to the reduction of deferred tax assets due to the revaluation of the deferred taxes attributable to the enactment of the Tax Cuts and Jobs Act.

Note 10 – Related Party

In 2016 the Company advanced an affiliate $10,746 for operating expenses. The affiliate has been dissolved as of September 30, 2016. The advance was written off to other general and administrative expenses in September, 2016.

In addition, the Company has a vendor that it contracts business with who is related to the majority shareholder. The vendor is also a shareholder of the Company. For the year ending December 31, 2016, this vendor was paid $15,680. For the year ending December 31, 2017 this vendor was paid $5,558. The payments were for contractor services.

F-26

PROSPECTUS

SKYWOLF WIND TURBINE CORP.

156 Court Street

Geneseo, NY 14454

(585) 447-9135

1,500,000 shares of common stock

DEALER PROSPECTUS DELIVERY OBLIGATION

Until _______________, 2018, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

____________________, 2018

45

PART II — INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

Securities and Exchange Commission registration fee	$	*
Federal Taxes		$0
State Taxes and Fees		$0
Transfer Agent Fees		$0
Accounting fees and expenses	$	*
Legal fees and expense		$100,000
Blue Sky fees and expenses	$	*
Miscellaneous		$0
Total	$	*

* To be determined.

All amounts are estimates other than the Commission’s registration fee and legal fees and expenses. The Company is paying all expenses of the offering listed above.

Item 14. Indemnification of Directors and Officers.

The Company's certificate of incorporation, by-laws and other contracts provide for indemnification of its officers, directors, agents, fiduciaries and employees. These provisions allow the Company to pay for the expenses of these persons in connection with legal proceedings brought because of the person's position with the Company. The Company does not believe that such indemnification affects the capacity of such person acting as officer, director or control person of the Company.

Item 15. Recent Sales of Unregistered Securities.

The Company has issued the following securities in the last three (3) years. All such securities were issued pursuant to an exemption from registration of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering, as noted below. Each of these transactions was issued as part of a private placement of securities by the Company in which (i) no general advertising or solicitation was used, and (ii) the investors purchasing securities were acquiring the same for investment purposes only, without a view to resale. Furthermore, no underwriters participated or effectuated any of the transactions specified below. Also, no underwriting discounts or commissions applied to any of the transactions set forth below. All potential investors were contacted personally and possessed at the time of their investment bona fide substantive, pre-existing business relationships with the Company and/or its officers, directors and affiliates. No potential investors were contacted through other means, and no general advertising or general solicitation was used to solicit any investors.

From January 1, 2014 to May 28, 2015, the Company issued 10,501,500 shares of common stock to 177 shareholders and received $999,750 in proceeds. These shares were issued in reliance upon the exemption from registration under Rule 504 of Regulation D and Section 4(a)(2) of the Securities Act.

During the first quarter of 2017, 2,981,500 shares of stock were issued in exchange for $266,250. These shares were issued in reliance upon the exemption from registration under Rule 504 of Regulation D and Section 4(a)(2) of the Securities Act.

During the second quarter of 2017, 280,000 shares of stock was issued in exchange for $28,000. These shares were issued in reliance upon the exemption from registration under Rule 504 of Regulation D and Section 4(a)(2) of the Securities Act.

In addition, in 2017, 628,500 shares of stock were issued to employees, consultants and agents for a total of $68,850. A fair value per share of approximately $0.10 was used to settle compensation costs and professional fees incurred. These shares were issued in reliance upon the exemption from registration under Section 4(a)(2) of the Securities Act.

During the first quarter of 2018, 50,000 shares of stock was issued in exchange for $10,000. These shares were issued in reliance upon the exemption from registration under Rule 504 of Regulation D and Section 4(a)(2) of the Securities Act.

During the second quarter of 2018, 1,035,000 shares of stock was issued in exchange for $116,000. These shares were issued in reliance upon the exemption from registration under Rule 504 of Regulation D and Section 4(a)(2) of the Securities Act.

During the third quarter of 2018 through the date of this prospectus, 570,833 shares of stock was issued in exchange for $104,500. These shares were issued in reliance upon the exemption from registration under Rule 504 of Regulation D and Section 4(a)(2) of the Securities Act.

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Exemption From Registration. The shares of Common Stock referenced herein were issued in reliance upon one or more of the following exemptions:

(a) The shares of Common Stock referenced herein were issued in reliance upon the exemption from securities registration afforded by the provisions of Section 4(a)(2) of the Securities Act of 1933, as amended, ("Securities Act"), based upon the following: (a) each of the persons to whom the shares of Common Stock were issued (each such person, an "Investor") confirmed to the Company that it or he is a sophisticated investor and has such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities, (b) there was no public offering or general solicitation with respect to the offering of such shares, (c) each Investor was provided with certain disclosure materials and all other information requested with respect to the Company, (d) each Investor acknowledged that all securities being purchased were being purchased for investment intent and were "restricted securities" for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act and (e) a legend has been, or will be, placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

(b) The shares of common stock referenced herein were issued pursuant to and in accordance with Regulation D Rule 504 and Section 4(a)(2) of the Securities Act. We made this determination in part based on the fact that, at the time of each sale of stock, the Company was not a blank check company, did not have to file reports under the Securities Exchange Act of 1934 and sales of our stock under this exemption did not exceed $1,000,000 of our securities in any 12-month period. Our determination is made based further upon our action of (a) making written disclosure to each Investor prior to the closing of sale that the securities have not been registered under the Securities Act and therefore cannot be resold unless they are registered or unless an exemption from registration is available, (b) making written descriptions of the securities being offered, the use of the proceeds from the offering and any material changes in the Company’s affairs that are not disclosed in the documents furnished, and (c) placement of a legend on the certificate that evidences the securities stating that the securities have not been registered under the Securities Act and setting forth the restrictions on transferability and sale of the securities, and upon such inaction of the Company of any general solicitation or advertising for securities herein issued in reliance upon Regulation D Rule 504 and Section 4(a)(2) of the Securities Act.

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Item 16. Exhibits and Financial Statement Schedules

Exhibit Number	Description of Exhibit
3.1	Certificate of Incorporation (filed as an Exhibit to Form S-1, filed on May 15, 2017)
3.2	Bylaws (filed as an Exhibit to Form S-1, filed on May 15, 2017)
10.1	Memorandum of Understanding with Ferchale Trading SAC (filed as an Exhibit to Form S-1, filed on May 15, 2017)
10.2	Employment Agreement with Paul Morrell (filed as an Exhibit to Form S-1, filed on August 14, 2017)
10.3	Business Loan Agreement (filed as an Exhibit to Form S-1, filed on August 14, 2017)
10.4	Letter of Intent Provided by Brown Energy International LLC dated October 30, 2017 (filed as an Exhibit to Form S-1, filed on November 7, 2017)
10.5	Micro Grid System Purchase Agreement by and between Sky Wolf Wind Turbine Corp. and Brown Energy International LLC dated January 26, 2018 (filed as an Exhibit to Form S-1, filed on April 20, 2018)
16.1	Letter from Anton & Chia, LLP, the Company’s former certifying public accountant (filed as an Exhibit to Form S-1, filed on July 6, 2018)
23.1**	Consent of Accountants – Freed Maxick CPAs, P.C.
23.2**	Consent of Accountants - Anton & Chia, LLP
99.1	Form of Subscription Agreement (filed as an Exhibit to Form S-1, filed on November 7, 2017)

* To be filed.

** Filed herewith.

Item 17. Undertakings.

Undertaking Required by Item 512 of Regulation S-K.

(a) The undersigned registrant hereby undertakes:

(1) to file, during any period in which it offers or sells securities are being made, a post-effective amendment to this Registration Statement to:

(i) include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this rule do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement; and paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is not part of the registration statement.

Provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 or Form S-3, and the information required to be included in a post-effective amendment is provided pursuant to item 1100(c) of Regulation AB.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

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(b) For determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(1) Any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

(2) Any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

(3) The portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and

(4) Any other communication that is an offer in the offering made by the registrant to the purchaser.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) That, for the purpose of determining liability under the Securities Act to any purchaser:

If the registrant is relying on Rule 430B:

(i) Each prospectus filed by the registrant pursuant to 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of a registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

If the registrant is relying on Rule 430A:

(i) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Geneseo, New York on August 3, 2018.

SKYWOLF WIND TURBINE CORP.

/s/ Gerald Brock
President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on August 3, 2018.

By:	/s/ Gerald Brock
Title:	President (Principal Executive Officer)

By:	/s/ Amy Brock
Title:	Treasurer (Principal Financial Officer)

By:	/s/ Amy Brock
Title:	Treasurer (Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons, constituting all of the members of the board of directors, in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Gerald Brock	Director	August 3, 2018
Gerald Brock

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